0 42 65 155 112 42 4 94 109 127 127 127 0 42 65 2 87 133 71 126 163 120 163 198 Credit Privat e Equ ity Real Esta te Strate gic Initi atives BUSINES S SECTOR PALETTE GENERA L PALE TTE Earnings Presentation Second Quarter 2021 Exhibit 99.2

0 42 65 155 112 42 4 94 109 127 127 127 0 42 65 2 87 133 71 126 163 120 163 198 Credit Privat e Equ ity Real Esta te Strate gic Initi atives BUSINES S SECTOR PALETTE GENERA L PALE TTE 2 Important Notice This presentation is prepared for Ares Management Corporation (NYSE: ARES) for the benefit of its public stockholders. This presentation is solely for information purposes in connection with evaluating the business, operations and financial results of Ares Management Corporation (“Ares”) and certain of its affiliates. Any discussion of specific Ares entities is provided solely to demonstrate such entities’ role within the Ares organization and their contribution to the business, operations and financial results of Ares. This presentation may not be referenced, quoted or linked by website, in whole or in part, except as agreed to in writing by Ares. This presentation contains “forward looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, that are subject to risks and uncertainties. Forward-looking statements can be identified by the use of forward-looking words such as "outlook," "believes," "expects," "potential," "continues," "may," "will," "should," "seeks," "predicts," "intends," "plans," "estimates," "anticipates," "foresees" or negative versions of those words, other comparable words or other statements that do not relate to historical or factual matters. Actual outcomes and results could differ materially from those suggested by this presentation due to the impact of many factors beyond the control of Ares, including but not limited to the impact of the COVID-19 pandemic and the pandemic's impact on the U.S. and global economy, as well as those described in the “Risk Factors” section of our filings with the Securities and Exchange Commission (“SEC”). These factors should not be construed as exhaustive and should be read in conjunction with other cautionary statements that are included in our periodic filings. Any such forward-looking statements are made pursuant to the safe harbor provisions available under applicable securities laws and speak only as of the date of this presentation. Ares assumes no obligation to update or revise any such forward-looking statements except as required by law. Certain information discussed in this presentation was derived from third party sources and has not been independently verified and, accordingly, Ares makes no representation or warranty in respect of this information and assumes no responsibility for independent verification of such information. The following slides contain summaries of certain financial and statistical information about Ares. The information contained in this presentation is summary information that is intended to be considered in the context of Ares’ SEC filings and other public announcements that Ares may make, by press release or otherwise, from time to time. Ares undertakes no duty or obligation to publicly update or revise these statements or other information contained in this presentation. In addition, this presentation contains information about Ares, its affiliated funds and certain of their respective personnel and affiliates, and their respective historical performance. You should not view information related to the past performance of Ares and its affiliated funds as indicative of future results. Certain information set forth herein includes estimates and targets and involves significant elements of subjective judgment and analysis. No representations are made as to the accuracy of such estimates or targets or that all assumptions relating to such estimates or targets have been considered or stated or that such estimates or targets will be realized. Further, certain performance information, unless otherwise stated, is before giving effect to management fees, carried interest or incentive fees and other expenses. This presentation does not constitute, and shall not be construed as, an offer to buy or sell, or the solicitation of an offer to buy or sell, any securities, investment funds, vehicles or accounts, investment advice, or any other service by Ares of any of its affiliates or subsidiaries. Nothing in this presentation constitutes the provision of tax, accounting, financial, investment, regulatory, legal or other advice by Ares or its advisors. Management uses certain non-GAAP financial measures, including Assets Under Management, Fee Paying Assets Under Management, Fee Related Earnings and Realized Income to evaluate Ares’ performance and that of its business segments. Management believes that these measures provide investors with a greater understanding of Ares’ business and that investors should review the same supplemental non-GAAP financial measures that management uses to analyze Ares’ performance. The measures described herein represent those non-GAAP measures used by management, in each case, before giving effect to the consolidation of certain funds within its results in accordance with GAAP. These measures should be considered in addition to, and not in lieu of, Ares’ financial statements prepared in accordance with GAAP. The definitions and reconciliations of these measures to the most directly comparable GAAP measures, as well as an explanation of why we use these measures, are included in the Appendix. Amounts and percentages may reflect rounding adjustments and consequently totals may not appear to sum. For the definitions of certain terms used in this presentation, please refer to the "Glossary" slide in the appendix. The statements contained in this presentation are made as of June 30, 2021, unless another time is specified in relation to them, and access to this presentation at any given time shall not give rise to any interpretation that there has been no change in the facts set forth in this presentation since that date.

0 42 65 155 112 42 4 94 109 127 127 127 0 42 65 2 87 133 71 126 163 120 163 198 Credit Privat e Equ ity Real Esta te Strate gic Initi atives BUSINES S SECTOR PALETTE GENERA L PALE TTE 3 Assets Under Management Financial Results Corporate Actions Recent Developments Second Quarter 2021 Highlights 1. Net inflows represents gross capital commitments less redemptions. 2. Unconsolidated management fees includes $10.7 million from Consolidated Funds that are eliminated upon consolidation for GAAP for Q2-21 and excludes management fees attributable to certain joint venture partners. Unconsolidated other fees represents $7.3 million primarily of transaction-based fees earned from Credit Group funds for Q2-21. Unconsolidated other fees excludes administrative fees that are presented as a reduction to respective expenses and administrative fees attributable to certain joint venture partners. 3. After-tax Realized Income per share of Class A and non-voting common stock is net of the preferred share dividend. The Series A Preferred Stock was redeemed on June 30, 2021. 4. Payable on September 30, 2021 to shareholders of record as of September 16, 2021. ∙ Total Assets Under Management (“AUM”) of $247.9 billion ∙ Total Fee Paying AUM (“FPAUM”) of $153.7 billion ∙ Available Capital of $76.0 billion ∙ AUM Not Yet Paying Fees available for future deployment of $42.6 billion ∙ Raised $20.3 billion in gross new capital with net inflows(1) of $19.8 billion ∙ Capital deployment of $10.7 billion, including $8.1 billion by our drawdown funds ∙ Q2-21 GAAP net income attributable to Ares Management Corporation of $141.6 million ∙ Q2-21 GAAP basic earnings per share of Class A and non-voting common stock of $0.70 and diluted earnings per share of Class A and non-voting common stock of $0.69 ∙ Q2-21 GAAP management fees of $367.3 million ∙ Q2-21 unconsolidated management and other fees of $380.1 million(2) ∙ Q2-21 Fee Related Earnings of $146.9 million ∙ Q2-21 Realized Income of $206.9 million ∙ Q2-21 after-tax Realized Income of $0.64 per share of Class A and non-voting common stock(3) ∙ Declared quarterly dividend of $0.47 per share of Class A and non-voting common stock(4) ∙ On June 2, 2021, Ares completed the acquisition of Landmark Partners, LLC (collectively with its subsidiaries, “Landmark”), increasing AUM by $19.5 billion. Landmark is a leading investment manager focused on the secondary markets and manages private equity, real estate and infrastructure secondaries funds. Following the acquisition, Landmark’s results will be presented within a newly formed segment named Secondary Solutions. ∙ On July 1, 2021, Ares completed the acquisition of Black Creek Group’s U.S. real estate investment advisory and distribution business (“Black Creek”), a leading real estate investment management firm. Black Creek had $13.7 billion of AUM as of June 30, 2021 in core and core-plus real estate strategies across two non-traded Real Estate Investment Trusts and various institutional fund vehicles. Q2 #s AUM - 158 FPAUM - 105 AC - 39 AUM NYPF 25 Raised 9B, net inflow 8B Deployment 6B NI - 56 EPS - 0.36 and 0.35 GAAP mgmt fees - 267 unconsol mgmt/other - 282 FRE - 97 RI - 115 RI per share - 0.39

4 Gross New Capital Commitments(1) 1. Represents gross new capital commitments during the period presented, including equity and debt commitments and gross inflows into our open-ended managed accounts and sub-advised accounts. Commitments denominated in currencies other than U.S. dollar have been converted at the prevailing quarter-end exchange rate. $ in billions Q2 2021 Comments Credit Group U.S. Direct Lending $7.5 Primarily new and additional equity commitments to various funds, including new commitments of $5.1 billion for the second U.S. senior direct lending fund ARCC and affiliates 2.5 Additional debt and equity commitments to ARCC and affiliates ACE V 4.2 Final equity commitments of $1.8 billion, bringing total equity commitments to $13.2 billion, and an additional $2.4 billion of debt commitments CLOs 0.6 New and additional commitments to U.S. CLOs Alternative Credit 0.6 New and additional equity commitments to various funds Other Credit Funds 1.4 Additional equity and debt commitments to various funds Total Credit Group $16.8 Private Equity Group Infrastructure and Power $0.2 Additional equity commitments Corporate Private Equity 0.1 Additional equity commitments Total Private Equity Group $0.3 Real Estate Group U.S. Debt $0.9 Additional equity and debt commitments to various funds European Equity 0.8 Additional equity commitments U.S. Equity 0.8 New and additional equity commitments including new commitments of $0.6 billion for the tenth U.S. value add real estate fund Total Real Estate Group $2.5 Secondary Solutions Group Private Equity Secondaries $0.1 New equity commitments Total Secondary Solutions Group $0.1 Strategic Initiatives Asian Secured Lending $0.6 Additional equity commitments for the third Asian secured lending fund Total Strategic Initiatives $0.6 Total $20.3 CLO 56 - 0.5 Pathfinder - 0.3 2 SMA (UPS II/AFLAC) - 0.25 each US DL - ARCC 1.15 ACE V - 8.247 (ECSF IX 0.4), ECI IV A 0.2 ACOF VI - 0.3 ACIP - 0.2 SLO III - 0.3 0 42 65 155 112 42 4 94 109 127 127 127 0 42 65 2 87 133 71 126 163 120 163 198 Credit Private Equity Real Estate Strategic Initiatives CHECKS: 1) is the orde of segments listed from largest to smallest by segment? 2) check for any final closes and funds that can now be named (need full legal name) - include final close amount

5 $78.7 $91.6 $99.6 $17.5 $18.6 $18.8 $9.3 $10.8 $11.8 $16.9 $6.6 $6.6 $105.5 $127.6 $153.7 Q2-20 Q1-21 Q2-21 Assets Under Management 1. AUM amounts include funds managed by Ivy Hill Asset Management, L.P., a wholly owned portfolio company of ARCC and an SEC-registered investment adviser (“IHAM”). AUM as of June 30, 2021 was $247.9 billion, an increase of 56.5% from prior year(1) ∙ The increase of $89.5 billion was primarily driven by: ◦ fundraising from ACE V in European direct lending, Pathfinder in alternative credit, our sixth flagship corporate private equity fund in corporate private equity and the initial public offering of Ares Acquisition Corporation (“AAC”) in Strategic Initiatives; and ◦ the acquisitions of SSG Capital Holdings Limited (“SSG”) and F&G Reinsurance Ltd (“F&G Re“) in Strategic Initiatives and Landmark in Secondary Solutions FPAUM as of June 30, 2021 was $153.7 billion, an increase of 45.7% from prior year ∙ The increase of $48.2 billion was primarily attributable to: ◦ the deployment of capital in funds across U.S. and European direct lending, alternative credit and in ASOF, as well as new commitments to the syndicated loans strategy and Real Estate equity strategies; and ◦ the acquisitions of SSG, F&G Re and Landmark AUM FPAUM $117.4 $151.1 $167.6 $26.6 $29.0 $30.7 $14.4 $17.2 $19.7 $19.5 $9.9 $10.4 $158.4 $207.2 $247.9 Q2-20 Q1-21 Q2-21 Credit Private Equity Real Estate Secondary Solutions Strategic Initiatives ($ in billions) ($ in billions) 0 42 65 155 112 42 4 94 109 127 127 127 0 42 65 2 87 133 71 126 163 120 163 198 Credit Private Equity Real Estate Strategic Initiatives

6 34% 8% 11% 23% 10% 12% 2% 50% 34% 6% 7% 2% 1% Management Fees by Duration and Fund Type 76% 1. Differentiated managed accounts have been managed by Ares for longer than three years, are investing in illiquid strategies or are co-investments structured to pay management fees. 2. CLOs are a type of closed end vehicle. For the quarter ended June 30, 2021: ∙ 76% of management fees were earned from funds with three or more years remaining in duration ∙ 90% of management fees were earned from permanent capital, closed end funds and CLOs Duration Fund Type 90% Permanent Capital 10 or more years 7 to 9 years 3 to 6 years Fewer than 3 years Differentiated Managed Accounts(1) Managed Accounts Closed End Funds Permanent Capital CLOs(2) Managed Accounts Open End Funds Other

Available Capital and AUM Not Yet Paying Fees

Available Capital as of June 30, 2021 was $76.0 billion, an increase of 93.9% from prior year

- The increase of $36.8 billion was primarily driven by:
  - fundraising from ACE V in European direct lending, Pathfinder in alternative credit, our sixth flagship corporate private equity fund within the Private Equity Group and the initial public offering of AAC in Strategic Initiatives; and
  - the acquisitions of SSG in Strategic Initiatives and Landmark in Secondary Solutions

AUM Not Yet Paying Fees as of June 30, 2021 was $47.1 billion, an increase of 69.4% from prior year

- The increase of $19.3 billion was primarily driven by:
  - new commitments in ACE V in European direct lending, our second junior capital private direct lending fund and our second senior capital private direct lending fund in U.S. direct lending and in Pathfinder in alternative credit; and
  - the acquisitions of SSG in Strategic Initiatives and Landmark in Secondary Solutions

Available Capital


($ in billions)
$39.2
$6.2
$8.7
$24.3
$56.8
$3.8
$5.7
$6.7
$40.6
$76.0
$4.2
$7.7
$6.9
$7.0
$50.2
Q2-20
Q1-21
Q2-21

AUM Not Yet Paying Fees


($ in billions)
$27.8
$2.4
$6.4
$19.0
$40.2
$1.7
$1.8
$3.0
$33.7
$47.1
$2.2
$1.0
$2.5
$2.5
$38.9
Q2-20
Q1-21
Q2-21

Credit | Private Equity | Real Estate | Secondary Solutions | Strategic Initiatives

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AUM Not Yet Paying Fees

As of June 30, 2021, AUM Not Yet Paying Fees of $47.1 billion could generate approximately $451.7 million in potential incremental annual management fees, of which $400.9 million relates to the $42.6 billion of AUM available for future deployment[1]

- The $42.6 billion of AUM Not Yet Paying Fees available for future deployment includes approximately $15.7 billion in U.S. direct lending funds, $15.0 billion in European direct lending funds, $5.4 billion in alternative credit funds, $2.1 billion in Ares SSG funds, and $1.1 billion in special opportunities funds

AUM Not Yet Paying Fees

AUM Not Yet Paying Fees Available for Future Deployment



($ in billions)
$0.3
$4.2
$47.1
Capital Available for Future Deployment
Capital Available for Deployment for Follow-on Investments (2)
Funds in or Expected to Be in Wind-down
$42.6 billion of AUM Not Yet Paying Fees was available for future deployment
($ in billions)
$0.9
$1.6
$2.1
$1.8
$42.6
$36.2
Credit
Private Equity
Real Estate
Secondary Solutions
Strategic Initiatives

1. No assurance can be made that such results will be achieved or capital will be deployed. Assumes the AUM Not Yet Paying Fees as of June 30, 2021 is invested and such fees are paid on an annual basis. Does not reflect any associated reductions in management fees from certain existing funds, some of which may be material. Reference to the $451.7 million and $400.9 million includes approximately $12.0 million in potential incremental management fees from deploying cash and a portion of undrawn/available credit facilities at ARCC in excess of its leverage at June 30, 2021. Note that no potential Part I Fees are reflected in any of the amounts above.
2. Capital available for deployment for follow-on investments represents capital committed to funds that are past their investment periods but have capital available to be called for follow-on investments in existing portfolio companies. As of June 30, 2021, capital available for deployment for follow-on investments could generate approximately $50.8 million in potential management fees. There is no assurance such capital will be invested.

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9 Q2-20 Q1-21 Q2-21 Incentive Eligible AUM and Incentive Generating AUM ($ in billions) ($ in billions) Credit Private Equity Real Estate Secondary Solutions Strategic Initiatives(3) Total Incentive Generating AUM $36.1 $16.1 $6.2 $4.2 $0.2 $62.8 + Uninvested IEAUM 42.6 7.4 5.3 6.4 2.3 64.0 + IEAUM below hurdle 3.6 3.0 0.5 — — 7.1 ‘+ ARCC Part II Fees below Hurdle(2) 17.4 — — — — 17.4 Incentive Eligible AUM $99.7 $26.5 $12.0 $10.6 $2.5 $151.3 Credit Private Equity Real Estate Secondary Solutions Strategic Initiatives(3) 1. Incentive Generating AUM includes $16.5 billion of AUM from funds generating unrealized incentive income that is not recognized as revenue by Ares until such fees are crystallized or no longer subject to reversal. 2. Represents Incentive Eligible AUM associated with ARCC Part II Fees that are paid in arrears as of the end of each calendar year when the cumulative aggregate realized capital gains exceed the cumulative aggregate realized capital losses and aggregate unrealized capital depreciation, less the aggregate amount of Part II Fees paid in all prior years since inception. As of June 30, 2021, this calculation resulted in ARCC trailing the required hurdle for payment to Ares of any ARCC Part II Fees by 1.3% of the value of the underlying portfolio. 3. Strategic Initiatives includes AAC and only the Ares SSG funds with fund closings subsequent to our acquisition. Incentive Eligible AUM Incentive Eligible AUM as of June 30, 2021 was $151.3 billion, an increase of 64.8% from prior year ∙ The increase of $59.5 billion was primarily driven by: ◦ capital raising across U.S. and European direct lending and alternative credit within the Credit Group, corporate private equity and special opportunities within the Private Equity Group and U.S. and European equity within the Real Estate Group; and ◦ the acquisitions of SSG in Strategic Initiatives and Landmark in Secondary Solutions Incentive Generating AUM(1) as of June 30, 2021 was $62.8 billion, an increase of 139.7% from prior year ∙ The increase was primarily driven by increases in asset values of certain funds that resulted in returns increasing above hurdle rates as of June 30, 2021, as well as additional deployment of capital within funds that are generating returns in excess of their hurdle rates as of June 30, 2021 Of the $87.3 billion of Incentive Eligible AUM that is currently invested, 71.9% is Incentive Generating AUM ∙ Excluding the Incentive Eligible AUM associated with ARCC Part II Fees,(2) which are based on capital gains from the largely debt oriented ARCC portfolio, 89.8% of Incentive Eligible AUM that is currently invested is Incentive Generating AUM Q2-21 Incentive Generating to Incentive Eligible AUM ReconciliationConsider hurdle rate for ARCC Part II fees in future periods. Discuss when ~2%. 5.2% for Q2 2020, removed. 4.0% for Q3 2020, 3% for Q4 2020 $12.0 $2.5 $99.7 $2.0 $26.5 $10.2 $25.5 $86.7 $59.7 $23.0 $9.1 $91.8 $124.4 $151.3 $10.6

10 $8.1 $1.0 $1.3 $0.1 $0.2 Q2-21 Capital Deployment BreakdownCapital Deployment(1) ($ in billions) (2) 1. Capital deployment figures exclude deployment from permanent capital vehicles. 2. Non-drawdown funds amounts includes new capital deployed by managed accounts and CLOs but excludes recycled capital. $8.1 $2.6 Capital Deployment in Drawdown FundsQ2-21 Capital Deployment by Type ($ in billions) ($ in billions) Total Gross Invested Capital during Q2-21 was $10.7 billion compared to $5.9 billion during Q2-20 ∙ Of the total amount, $8.1 billion was related to deployment by our drawdown funds compared to $4.7 billion for the same period in 2020 ∙ Of our drawdown funds, the most active investment strategies were U.S. direct lending, European direct lending, real estate debt and special opportunities Drawdown Funds Non-drawdown Funds(2)$10.7 $10.7 Q2-20 Q1-21 Q2-21 $3.1 $1.4 $0.2 $4.7 $4.8 $1.9 $1.4 $8.9 $8.1 $1.3 $5.5 $1.0 $0.8 $0.2 Credit Private Equity Real Estate Secondary Solutions Strategic Initiatives $0.1 Credit Private Equity Real Estate Secondary Solutions Strategic Initiatives

GAAP Statements of Operations

$ in thousands, except share data	Three months ended June 30, 2021	Three months ended June 30, 2020	Six months ended June 30, 2021	Six months ended June 30, 2020
Revenues				
Management fees	$367,286	$266,867	$687,559	$530,716
Carried interest allocation	852,521	303,278	1,150,056	72,402
Incentive fees	15,904	331	18,724	(2,918)
Principal investment income (loss)	47,127	23,645	72,227	(3,078)
Administrative, transaction and other fees	11,981	8,637	24,641	19,045
Total revenues	1,294,819	602,758	1,953,207	616,167
Expenses				
Compensation and benefits	269,689	185,131	501,539	365,215
Performance related compensation	656,381	237,108	877,813	69,209
General, administrative and other expenses	83,362	58,084	151,018	120,415
Expenses of Consolidated Funds	15,300	3,244	19,471	10,687
Total expenses	1,024,732	483,567	1,549,841	565,526
Other income (expense)				
Net realized and unrealized gains (losses) on investments	4,977	290	10,410	(7,744)
Interest and dividend income	4,482	1,978	5,442	3,768
Interest expense	(6,907)	(6,082)	(13,602)	(11,388)
Other income (expense), net	(1,819)	2,181	(5,968)	7,645
Net realized and unrealized gains (losses) on investments of Consolidated Funds	(5,947)	83,522	10,475	(171,239)
Interest and other income of Consolidated Funds	113,878	116,314	229,717	229,539
Interest expense of Consolidated Funds	(58,974)	(76,297)	(129,999)	(156,538)
Total other income (expense)	49,690	121,906	106,475	(105,957)
Income (loss) before taxes	319,777	241,097	509,841	(55,316)
Income tax expense	48,458	24,421	74,212	3,805
Net income (loss)	271,319	216,676	435,629	(59,121)
Less: Net income (loss) attributable to non-controlling interests in Consolidated Funds	5,027	85,186	54,885	(81,220)
Net income attributable to Ares Operating Group entities	266,292	131,490	380,744	22,099
Less: Net income attributable to redeemable interest in Ares Operating Group entities	337	—	369	—
Less: Net income (loss) attributable to non-controlling interests in Ares Operating Group entities	124,311	75,119	180,353	(3,236)
Net income attributable to Ares Management Corporation	141,644	56,371	200,022	25,335
Less: Series A Preferred Stock dividends paid	5,425	5,425	10,850	10,850
Less: Series A Preferred Stock redemption premium	11,239	—	11,239	—
Net income attributable to Ares Management Corporation Class A and non-voting common stockholders	$124,980	$50,946	$177,933	$14,485
Net income per share of Class A and non-voting common stock:				
Basic	$0.70	$0.36	$1.07	$0.08
Diluted	$0.69	$0.35	$1.03	$0.08
Weighted-average shares of Class A and non-voting common stock:				
Basic	164,793,968	133,639,194	157,075,774	126,002,867
Diluted	181,027,734	146,904,357	172,388,938	126,002,867

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12 RI and Other Measures Financial Summary 1. Includes Part I Fees of $59.3 million and $41.3 million for Q2-21 and Q2-20, respectively, and $105.8 million and $85.2 million for YTD-21 and YTD-20, respectively. 2. For Q2-21, Q2-20, and YTD-21, YTD-20, after-tax Realized Income includes current income tax related to: (i) realized performance and investment income of $8.6 million, $2.4 million, and $9.7 million, $7.3 million, respectively and (ii) FRE of $0.9 million, $2.2 million and $3.5 million, $7.2 million, respectively. Of the current tax related to FRE, this includes (a) entity level taxes of $3.1 million, $1.8 million and $6.4 million, $3.6 million, respectively, and (b) corporate level tax expense (benefit) of $(2.2) million, $0.4 million, and $(2.9) million, $3.6 million, respectively. 3. Calculation of after-tax Realized Income per share of Class A and non-voting common stock uses total average shares of Class A and non-voting common stock outstanding and proportional dilutive effects of the Ares' equity-based awards. See slide 38 for additional details. 4. Effective management fee rate represents the quotient of management fees and the aggregate fee bases for the periods presented. The effective rate shown excludes the effect of one-time catch-up fees. Three months ended June 30, Six months ended June 30, $ in thousands, except share data (and as otherwise noted) 2021 2020 % Change 2021 2020 % Change Management fees(1) $372,835 $277,672 34% $700,298 $551,450 27% Other fees 7,251 4,138 75 14,055 8,010 75 Compensation and benefits expenses (185,760) (148,565) (25) (351,898) (287,925) (22) General, administrative and other expenses (47,423) (36,288) (31) (87,086) (81,474) (7) Fee Related Earnings 146,903 96,957 52 275,369 190,061 45 Realized net performance income 37,185 7,581 NM 53,070 41,358 28 Realized net investment income 22,859 10,710 113 15,301 17,974 (15) Realized Income 206,947 115,248 80 343,740 249,393 38 After-tax Realized Income, net of Series A Preferred Stock dividends(2) $192,068 $105,267 82 $319,698 $224,036 43 After-tax Realized Income per share of Class A and non-voting common stock, net of Series A Preferred Stock dividends(3) $0.64 $0.39 64 $1.10 $0.84 25 Other Data Total Fee Revenue $417,271 $289,391 44 $767,423 $600,818 28 Effective management fee rate(4) 1.04% 1.06% (2) 1.03% 1.07% (4) 1. Includes Part I Fees of $59.3 million and $41.3 million for Q2-21 and Q2-20, respectively, and $191.8 million and $172.1 million for YTD-21 and YTD-20 respectively. 2. For Q2-21, Q2-20, and YTD-21, YTD-20, after-tax Realized Income includes current income tax related to: (i) realized performance and investment income of $8.6 million, $2.4 million, and $23.9 million, $7.3 million, respectively and (ii) FRE of $0.9 million, $2.2 million and $16.8 million, $7.2 million, respectively. Of the current tax related to FRE, this includes (a) entity level taxes of $3.1 million, $1.8 million and $12.1 million, $3.6 million, respectively, and (b) corporate level tax expense (benefit) of $(2.2) million, $0.4 million, and $4.7 million, $3.6 million, respectively. 3. Calculation of after-tax Realized Income per share of Class A common stock uses total average shares of Class A common stock outstanding and proportional dilutive effects of the Ares' equity- based awards. See slide 38 for additional details. 4. Effective management fee rate represents the quotient of management fees and the aggregate fee bases for the periods presented. The effective rate shown excludes the effect of one-time catch-up fees. DO NOT DELETE: RI and Other Measures Financial Summary LTM Section - used only for Q1

13 GAAP to Non-GAAP Reconciliation – Unconsolidated Reporting Basis Three months ended June 30, Six months ended June 30, $ in thousands 2021 2020 2021 2020 Realized Income and Fee Related Earnings: Income (loss) before taxes $319,777 $241,097 $509,841 $(55,316) Adjustments: Amortization of intangibles 15,561 1,639 24,383 2,639 Depreciation expense 5,413 4,680 10,691 9,222 Equity compensation expense(1) 69,504 28,683 125,153 61,240 Management incentive plan(2) 4,630 — 4,630 — Acquisition and merger-related expense 9,631 3,188 18,221 6,325 Deferred placement fees 1,030 10,320 1,327 15,735 Other (income) expense, net 8 — (465) — Net expense (income) of non-controlling interests in consolidated subsidiaries (4,035) (3,750) (3,346) 16,747 (Income) loss before taxes of non-controlling interests in Consolidated Funds, net of eliminations (5,073) (85,188) (54,959) 81,190 Total performance (income) loss—unrealized (741,426) (257,303) (966,380) 130,354 Total performance related compensation—unrealized 566,012 200,064 726,349 (85,828) Total net investment (income) loss—unrealized (34,085) (28,182) (51,705) 67,085 Realized Income 206,947 115,248 343,740 249,393 Total performance income—realized (127,667) (44,625) (204,648) (196,395) Total performance related compensation—realized 90,482 37,044 151,578 155,037 Total investment income—realized (22,859) (10,710) (15,301) (17,974) Fee Related Earnings $146,903 $96,957 $275,369 $190,061 Note: This table is a reconciliation of income before taxes on a GAAP basis to RI and FRE on an unconsolidated basis, which reflects the results of the reportable segments on a combined basis together with the OMG. The OMG’s expenses are not allocated to our reportable segments but management considers the cost structure of the OMG when evaluating our financial performance. Management uses this information to assess the performance of our reportable segments and OMG and believes that this information enhances the ability of shareholders to analyze our performance. 1. For Q2-21, Q2-20, and YTD-21, YTD-20, equity compensation expense was attributable to the following: (i) IPO awards and other non-recurring awards of $39.3 million, $6.5 million and $64.2 million, $17.0 million, respectively; (ii) annual bonus awards of $11.4 million, $9.3 million and $25.0 million, $20.8 million, respectively; and (iii) annual discretionary awards of $18.8 million, $12.9 million and $36.0 million, $23.4 million, respectively. 2. Represents the amortization of a contingent liability not to exceed $300.0 million established in connection with the Landmark Acquisition that is based on the achievement of fundraising targets for certain Landmark funds during a commitment period. The Company expects to settle with a combination of 15% cash and 85% equity awards that will vest over four years following the grant date. As of June 30, 2021, the fair value of the contingent liability is $236.0 million. Note: This table is a reconciliation of income before taxes on a GAAP basis to RI and FRE on an unconsolidated basis, which reflects the results of the reportable segments on a combined basis together with the OMG. The OMG’s expenses are not allocated to our reportable segments but management considers the cost structure of the OMG when evaluating our financial performance. Management uses this information to assess the performance of our reportable segments and OMG and believes that this information enhances the ability of shareholders to analyze our performance. 1. For Q2-21, Q2-20, and YTD-21, YTD-20, equity compensation expense was attributable to the following: (i) IPO awards and other non-recurring awards of $39.3 million, $6.5 million and $64.2 million, $17.0 million, respectively; (ii) annual bonus awards of $11.4 million, $9.3 million and $25.0 million, $20.8 million, respectively; and (iii) annual discretionary awards of $18.8 million, $12.9 million and $36.0 million, $23.4 million, respectively 2. Q1-21 LTM includes a $9.3 million non-cash unrealized guarantee expense that will reduce RI to the extent it is realized. DO NOT DELETE: Slide GAAP to Non-GAAP Reconciliation – Unconsolidated Reporting Basis LTM Section - used only for Q1

14 GAAP to Non-GAAP Reconciliation – Unconsolidated Reporting Basis (cont'd) Note: These tables reconcile consolidated carried interest allocation and incentive fees reported in accordance with GAAP to unconsolidated realized performance income and consolidated GAAP other income to unconsolidated realized net investment income. These reconciliations show the results of the reportable segments on a combined basis together with the OMG. The OMG’s expenses are not allocated to our reportable segments but management considers the cost structure of the OMG when evaluating our financial performance. Management uses this information to assess the performance of our reportable segments and OMG and believes that this information enhances the ability of shareholders to analyze our performance. 1. Related to performance income for AREA Sponsor Holdings LLC. Changes in value of this investment are reflected within net realized and unrealized gain on investments in Ares' Consolidated Statements of Operations. Three months ended June 30, Six months ended June 30, $ in thousands 2021 2020 2021 2020 Performance income and net investment income reconciliation: Carried interest allocation $852,521 $303,278 $1,150,056 $72,402 Incentive fees 15,904 331 18,724 (2,918) Carried interest allocation and incentive fees 868,425 303,609 1,168,780 69,484 Performance income (loss)—realized from Consolidated Funds 3 (25) 1,528 (70) Performance income (loss) reclass(1) 550 (1,656) 605 (3,373) Total performance (income) loss—unrealized (741,426) (257,303) (966,380) 130,354 Performance income of non-controlling interests in consolidated subsidiaries 115 — 115 — Performance income—realized $127,667 $44,625 $204,648 $196,395 Total consolidated other income (loss) $49,690 $121,906 $106,475 $(105,957) Net investment (income) loss from Consolidated Funds (39,290) (113,583) (110,718) 80,843 Performance (income) loss reclass(1) (550) 1,656 (605) 3,373 Principal investment income (loss) 50,634 32,957 75,729 (43,031) Other expense, net 619 347 146 369 Other expense (income) of non-controlling interests in consolidated subsidiaries (4,159) (4,391) (4,021) 15,292 Investment loss (income)—unrealized (34,811) (25,105) (56,979) 74,978 Interest and other investment loss (income)—unrealized 726 (3,077) 5,274 (7,893) Total realized net investment income $22,859 $10,710 $15,301 $17,974 Note: These tables reconcile consolidated carried interest allocation and incentive fees reported in accordance with GAAP to unconsolidated realized performance income and consolidated GAAP other income to unconsolidated realized net investment income. These reconciliations show the results of the reportable segments on a combined basis together with the OMG. The OMG’s expenses are not allocated to our reportable segments but management considers the cost structure of the OMG when evaluating our financial performance. Management uses this information to assess the performance of our reportable segments and OMG and believes that this information enhances the ability of shareholders to analyze our performance. 1. Related to performance income for AREA Sponsor Holdings LLC. Changes in value of this investment are reflected within net realized and unrealized gain on investments in Ares' Consolidated Statements of Operations. 2. Q1-21 LTM includes a $ DO NOT DELETE: Slide GAAP to Non-GAAP Reconciliation – Unconsolidated Reporting Basis (cont'd) LTM Section - used only for Q1

15 Credit Group(1) 1. This table is a financial summary only and segment results are shown before the unallocated support costs of the Operations Management Group. See “Financial Details - Segments” on slide 22-23 for complete financial results. 2. Net returns are calculated using the fund's NAV and assume dividends are reinvested at the closest quarter-end NAV to the relevant quarterly ex-dividend dates. Additional information related to ARCC can be found in its financial statements filed with the SEC, which are not part of this report. 3. The net return for European direct lending was 3.1% for Q2-21. Gross and net returns for European direct lending are represented by a composite made up of the ACE II, ACE III and ACE IV levered Euro-denominated feeder funds. The gross and net returns for the composite made up of the ACE II, ACE III and ACE IV U.S. dollar denominated feeder funds were 4.7% and 3.7% for Q2-21. Returns presented above are shown for the Euro-denominated composite as this is the base denomination of the funds. Composite returns are calculated by asset-weighting the underlying fund-level returns. Returns include the reinvestment of income and other earnings from securities or other investments and reflect the deduction of all trading expenses. Gross returns do not reflect the deduction of management fees, carried interest, or other expenses, as applicable. Net returns are after giving effect to applicable management fees, carried interest, as applicable, and other expenses. We believe aggregated performance returns reflect overall quarterly performance returns in a strategy, but are not necessarily investable funds or products themselves. ∙ Management and other fees increased by 30% for Q2-21 compared to Q2-20, primarily driven by deployment in funds in the U.S. and European direct lending strategies ∙ Fee Related Earnings increased by 46% for Q2-21 compared to Q2-20, primarily driven by the increase in management fees discussed above ∙ Realized Income increased by 67% for Q2-21 compared to Q2-20, primarily driven by increases in Fee Related Earnings and an increase in realized net performance income in the U.S. and European direct lending strategies 43% Q2-21 increase in in AUM 67% Q2-21 increase in Realized Income ARCC 6.4%(2) Q2-21 net return European Direct Lending 3.9%(3) Q2-21 gross return $ in thousands Q2-21 Q2-20 % Change YTD-21 YTD-20 % Change Management and other fees $266,961 $204,889 30% $505,807 $405,384 25% Fee Related Earnings 169,068 115,600 46 316,740 229,857 38 Realized net performance income (loss) 24,646 (112) NM 25,569 1,005 NM Realized net investment income 5,744 4,293 34 7,898 6,310 25 Realized Income $199,458 $119,781 67 $350,207 $237,172 48 AUM ($ in billions) $167.6 $117.4 43 FPAUM ($ in billions) $99.6 $78.7 27 Financial Summary and Highlights(1) Note: Past performance is not indicative of future results. The Credit Group had ~290 investment professionals, ~210 active funds, ~1,980 portfolio companies and ~950 alternative credit investments as of June 30, 2021. 1. The net returns for European direct lending was 3.1% and 10.4% for Q2-21 and YTD-21, respectively. Gross and net returns for European direct lending are represented by a composite made up of the ACE II, ACE III and ACE IV levered Euro-denominated feeder funds. The gross and net returns for the composite made up of the ACE II, ACE III and ACE IV U.S. dollar denominated feeder funds were 4.7% and 3.7% for Q2-21 and 15.6% and 11.8% for YTD-21. Returns presented above are shown for the Euro-denominated composite as this is the base denomination of the funds. Composite returns are calculated by asset-weighting the underlying fund-level returns. Returns include the reinvestment of income and other earnings from securities or other investments and reflect the deduction of all trading expenses. Gross returns do not reflect the deduction of management fees, carried interest, or other expenses, as applicable. Net returns are after giving effect to applicable management fees, carried interest, as applicable, and other expenses. We believe aggregated performance returns reflect overall quarterly performance returns in a strategy, but are not necessarily investable funds or products themselves. 2. Net performance returns: 1.7% and 11.7% for U.S. syndicated loan funds for Q2-21 and YTD-21 and 2.6% and 16.0% for U.S. high yield funds for Q2-21 and YTD-21. Performance for syndicated loans is represented by the U.S. Bank Loan Aggregate Composite which includes all actual, fully discretionary, fee-paying, funds that are benchmarked to the Credit Suisse Leveraged Loan Index and primarily invested in USD denominated banks loans. Such funds may have limited allocations to high yield and structured securities. Performance for high yield is represented by the U.S. high yield Composite which includes all actual, fully discretionary, fee-paying, separately managed funds that primarily invest in U.S. high yield fixed income securities and are benchmarked to the BofA Merrill Lynch U.S. High Yield Master II Constrained Index, or a similar index. We believe aggregated performance returns reflect overall quarterly performance returns in a strategy, but are not necessarily investable funds or products themselves. High Yield 2.7%(3) Syndicated Loans 1.8%(3) 1. Net performance returns: 1.7% for U.S. syndicated loan funds for Q2-21 and 2.6% for U.S. high yield funds for Q2-21. Performance for syndicated loans is represented by the U.S. Bank Loan Aggregate Composite which includes all actual, fully discretionary, fee-paying, funds that are benchmarked to the Credit Suisse Leveraged Loan Index and primarily invested in USD denominated banks loans. Such funds may have limited allocations to high yield and structured securities. Performance for high yield is represented by the U.S. high yield Composite which includes all actual, fully discretionary, fee- paying, separately managed funds that primarily invest in U.S. high yield fixed income securities and are benchmarked to the BofA Merrill Lynch U.S. High Yield Master II Constrained Index, or a similar index. We believe aggregated performance returns reflect overall quarterly performance returns in a strategy, but are not necessarily investable funds or products themselves. DO NOT DELETE: Slide Credit Group FY Section - used only for Q4

Private Equity Group[1]

- Management and other fees decreased by 2% for Q2-21 compared to Q2-20, primarily due to the step down in fee rate and fee basis for ACOF V beginning Q1-21 as a result of the initiation of fees from our sixth flagship corporate private equity fund in Q4-20
- Fee Related Earnings decreased by 26% for Q2-21 compared to Q2-20, primarily driven by higher compensation and benefits
- Realized Income increased by 10% for Q2-21 compared to Q2-20, primarily driven by realization activity from the partial sale of ACOF IV's position in The AZEK Company

Financial Summary and Highlights[1]

$ in thousands	Q2-21	Q2-20	% Change	YTD-21	YTD-20	% Change
Management and other fees	$52,345	$53,426	(2)%	$101,784	$105,693	(4)%
Fee Related Earnings	**19,876**	**26,852**	**(26)**	**43,762**	**53,890**	**(19)**
Realized net performance income	10,748	7,577	42	24,940	30,807	(19)
Realized net investment income	14,226	6,285	126	5,837	16,924	(66)
Realized Income	**$44,850**	**$40,714**	**10**	**$74,539**	**$101,621**	**(27)**
AUM ($ in billions)	**$30.7**	**$26.6**	**15**			
FPAUM ($ in billions)	**$18.8**	**$17.5**	**7**			

10%
Q2-21 increase in Realized Income

15%
Q2-21 increase in AUM

Corporate Private Equity
15.3%

Special Opportunities
14.7%
Q2-21 gross returns[2]

Note: Past performance is not indicative of future results. The Private Equity Group had ~110 investment professionals, ~45 portfolio companies, ~35 infrastructure and power assets and ~20 active funds and related co-investment vehicles as of June 30, 2021.

1. This table is a financial summary only and segment results are shown before the unallocated support costs of the Operations Management Group. See "Financial Details - Segments" on slide 22-23 for complete financial results.
2. Performance for the corporate private equity portfolio is represented by the ACOF I-V Aggregate, which is comprised of investments held by ACOF I, ACOF II, ACOF III, ACOF IV and ACOF V. Performance returns are gross asset-level time-weighted rates of return. Performance for special opportunities is represented by ASOF. Performance returns are gross fund-level time-weighted rates of return. All returns include the reinvestment of income and other earnings from securities or other investments and reflect the deduction of all trading expenses. Returns for special opportunities are further reduced by credit facility interest expense. Gross returns do not reflect the deduction of management fees, carried interest, as applicable, or other expenses. Net returns are after giving effect to applicable management fees, carried interest, as applicable, and other expenses. The net asset-level return for the corporate private equity portfolio was 10.4% for Q2-21. The net fund-level return for special opportunities was 11.3% for Q2-21. For the corporate private equity portfolio, we believe aggregated performance returns reflect overall quarterly performance returns in a strategy, but are not necessarily investable funds or products themselves.

16

ARES

Real Estate Group[1]

- Management and other fees increased by 32% for Q2-21 compared to Q2-20, primarily driven by management fees generated from AREOF III and from our third European value add real estate equity fund, which included $3.1 million in catch-up fees
- Fee Related Earnings increased by 61% for Q2-21 compared to Q2-20, primarily driven by the increase in management fees discussed above
- Realized Income increased by 101% for Q2-21 compared to Q2-20, primarily driven by higher monetization activity in European and U.S. equity funds

Financial Summary and Highlights[1]

$ in thousands	Q2-21	Q2-20	% Change	YTD-21	YTD-20	% Change
Management and other fees	$31,085	$23,495	32%	$61,365	$48,383	27%
Fee Related Earnings	**12,070**	**7,497**	**61**	**23,114**	**17,037**	**36**
Realized net performance income	1,791	116	NM	2,561	9,546	(73)
Realized net investment income	2,529	529	NM	3,210	1,644	95
Realized Income	**$16,390**	**$8,142**	**101**	**$28,885**	**$28,227**	**2**
AUM ($ in billions)	**$19.7**	**$14.4**	**37**			
FPAUM ($ in billions)	**$11.8**	**$9.3**	**27**			

101%
Q2-21 increase in Realized Income

37%
Q2-21 increase in AUM

U.S. Equity
14.3%

European Equity
10.0%

Q2-21 gross returns[2]

Note: Past performance is not indicative of future results. The Real Estate Group had ~85 investment professionals, ~240 properties and ~45 active funds and related co-investment vehicles as of June 30, 2021.

1. This table is a financial summary only and segment results are shown before the unallocated support costs of the Operations Management Group. See "Financial Details - Segments" on slide 22-23 for complete financial results.
2. Performance for the U.S. real estate equity portfolio is represented by the U.S. real estate composite, which is comprised of DEV II, US VIII and US IX. Performance for the European real estate equity portfolio is represented by the European real estate composite, which is comprised of EPEP II, EF IV and EF V. EF IV and EF V are each made up of two feeder funds, one denominated in U.S. dollars and one denominated in Euros. Gross returns do not reflect the deduction of management fees, carried interest, or other expenses, as applicable. Net returns are after giving effect to applicable management fees, carried interest, as applicable, and other expenses. Net returns for U.S. equity and European equity were 12.2% and 6.7% for Q2-21. Returns presented above are shown for the Euro-denominated composite as this is the base denomination of the funds. The gross and net returns for the dollar denominated feeder fund for European equity were 12.6% and 8.2% for Q2-21. We believe aggregated performance returns reflect overall quarterly performance returns in a strategy, but are not necessarily investable funds or products themselves.

17

ARES

18 Realized Income per Share Data 1. Ares had 12,400,000 shares of 7% Series A Preferred Stock outstanding as of June 30, 2021. 2. Amount represents the current corporate taxes paid by Ares for the periods presented and exclude the effects for Q2-21 and Q2-20, of $39.0 million and $19.9 million, respectively, of deferred income tax (benefit) expense primarily related to net unrealized performance income and net unrealized investment income. These effects have been excluded as net unrealized performance income and net unrealized investment income have been excluded from RI. For the purposes of evaluating after-tax FRE, we first allocate the taxes to realized performance income. Taxes are allocated to realized performance income based on our 24.1% and 24.0% statutory tax rate for Q1-21 and Q1-20, respectively. The remaining portion of current corporate taxes is allocated to FRE. All differences between the current portion of taxable income and RI are attributed to FRE. For Q2-21 and Q2-20, these differences created tax benefits that totaled $36.0 million and $20.9 million, respectively, and reduced our tax rate on FRE from 24.1% to (0.4)% and 2.6%, respectively. The primary differences between the current portion of taxable income and RI are related to the timing of certain items, primarily vesting of equity awards, exercise of stock options, payment of placement fees, depreciation expense and amortization. FRE tax rates may fluctuate based on the total amount of realized performance income and the amount of timing differences between the current portion of taxable income and RI. 3. Weighted average shares used for after-tax RI per share for Q2-21 and Q2-20 were 294,918,694 and 262,008,025, respectively. Please refer to slide 38 in this presentation for further information. 4. Weighted average shares used for after-tax RI per Class A common share for Q2-21 and Q2-20 were 174,393,432 and 140,766,009, respectively. See slide 38 for additional details. Three months ended June 30, Six months ended June 30, $ in thousands, except share data 2021 2020 2021 2020 After-tax Realized Income, net of Series A Preferred Stock dividends Realized Income before taxes $206,947 $115,248 $343,740 $249,393 Entity level foreign, state and local taxes (3,139) (1,795) (6,400) (3,592) Series A Preferred Stock dividends(1) (5,425) (5,425) (10,850) (10,850) Realized Income, net of Series A Preferred Stock dividends 198,383 108,028 326,490 234,951 Income taxes(2) (6,315) (2,761) (6,792) (10,915) After-tax Realized Income, net of Series A Preferred Stock dividends $192,068 $105,267 $319,698 $224,036 After-tax Realized Income per share(3) $0.65 $0.40 $1.11 $0.88 After-tax Realized Income per share of Class A and non-voting common stock Realized Income, net of Series A Preferred Stock dividends $198,383 $108,028 $326,490 $234,951 x Average ownership % of Ares Operating Group 59.13% 53.73% 58.32% 51.95% Realized Income attributable to Class A and non-voting common stockholders $117,304 $58,039 $190,402 $122,052 Income taxes(2) (6,315) (2,761) (6,792) (10,915) After-tax Realized Income attributable to Class A and non-voting common stockholders $110,989 $55,278 $183,610 $111,136 After-tax Realized Income per share of Class A and non-voting common stock(4) $0.64 $0.39 $1.10 $0.84 1. 12,400,000 shares of 7% Series A Preferred Stock was redeemed on June 30, 2021. 2. For Q2-21, Q2-20 and YTD-21, YTD-20, amount represents the current corporate taxes paid by Ares for the periods presented and exclude the effects of $39.0 million, $19.9 million and $60.9 million, $(10.7) million, respectively, of deferred income tax (benefit) expense primarily related to net unrealized performance income and net unrealized investment income. These effects have been excluded as net unrealized performance income and net unrealized investment income have been excluded from RI. For the purposes of evaluating after-tax FRE, we first allocate the taxes to realized performance income. Taxes are allocated to realized performance income based on our 24.1% and 24.0% statutory tax rate for YTD-21 and YTD-20. The remaining portion of current corporate taxes is allocated to FRE. All differences between the current portion of taxable income and RI are attributed to FRE. For Q2-21, Q2-20 and YTD-21, YTD-20, these differences created tax benefits that totaled $36.0 million, $20.9 million and $64.8 million, $35.0 million respectively, and reduced our tax rate on FRE from 24.1% to (0.4)% and 0.5% and from 24.0% to 2.6% and 5.5%, for Q2-21, YTD-21 and Q2-20, YTD-20, respectively. The primary differences between the current portion of taxable income and RI are related to the timing of certain items, primarily vesting of equity awards, exercise of stock options, payment of placement fees, depreciation expense and amortization. FRE tax rates may fluctuate based on the total amount of realized performance income and the amount of timing differences between the current portion of taxable income and RI. 3. Weighted average shares used for after-tax RI per share for Q2-21 and Q2-20 were 294,918,694 and 262,008,025, respectively. Please refer to slide 38 in this presentation for further information. 4. Weighted average shares used for after-tax RI per Class A and non-voting common share for Q2-21 and Q2-20 were 174,393,432 and 140,766,009, respectively. See slide 38 for additional details. DO NOT DELETE: Realized Income per Share Data Only Q1 Section - used only for Q1

19 34% 44% 19% 3% Substantial balance sheet value related to investments primarily in Ares managed vehicles and net accrued performance income ∙ As of June 30, 2021, our balance sheet included $582.9 million in cash and cash equivalents and $1,088.1 million in debt obligations with no amounts drawn against our $1.090 billion revolving credit facility ∙ As of June 30, 2021, the fair value of our corporate investment portfolio was $708.5 million in accordance with GAAP. On an unconsolidated basis, our corporate investment portfolio was $1,034.0 million(1) ∙ As of June 30, 2021, gross accrued performance income reported on a GAAP and unconsolidated basis was $2,223.7 million ∙ As of June 30, 2021, accrued performance income, net of performance related compensation reported on a GAAP basis and unconsolidated basis was $615.6 million Balance Sheet 1. Unconsolidated investments includes $325.5 million of investments in Consolidated Funds that are eliminated upon consolidation for GAAP, net of investments that are attributable to non- controlling interests. Investments that are attributable to non-controlling interests primarily represent the $34.6 million of CLO investments that are attributable to the Class B Membership Interests, $18.4 million of investments in Strategic Initiatives and $19.2 million of investments in Secondary Solutions. Corporate investment portfolio excludes accrued carried interest allocation, a component of gross accrued performance income, of $2,207.8 million. 2. As of June 30, 2021 and December 31, 2020, unconsolidated net performance income receivable was $615.6 million and $364.7 million, respectively. Unconsolidated net performance income receivable as of December 31, 2020 included $0.2 million of net performance income receivable of Consolidated Funds attributable to the Credit Group that is eliminated upon consolidation for GAAP. June 30, 2021 44% 35% 21% December 31, 2020 Credit Private Equity Real Estate Secondary Solutions $364.5 million $615.6 million Net Accrued Performance Income by Group(2) Substantial balance sheet value related to investments primarily in Ares managed vehicles and net accrued performance income ∙ As of June 30, 2021, our balance sheet included $582.9 million in cash and cash equivalents and $1,088.1 million in debt obligations with no amounts drawn against our $1.065 billion revolving credit facility ∙ As of June 30, 2021, the fair value of our corporate investment portfolio was $708.5 million in accordance with GAAP. On an unconsolidated basis, our corporate investment portfolio was $1,034.0 million(1) ∙ As of June 30, 2021, gross accrued performance income reported on a GAAP basis was $2,223.7 million. On an unconsolidated basis, our gross accrued performance income was $2,089.9 million ∙ As of June 30, 2021, accrued performance income, net of performance related compensation reported on a GAAP basis and unconsolidated basis was $615.6 million and $615.6 million, respectively

20 Corporate Data Board of Directors Michael Arougheti Co-Founder, Chief Executive Officer and President of Ares Antoinette Bush Executive Vice President and Global Head of Government Affairs of News Corp Kipp deVeer Head of Credit Group Paul G. Joubert Founding Partner of EdgeAdvisors and Investing Partner in Converge Venture Partners David Kaplan Co-Founder and Co-Chairman of Private Equity Group Michael Lynton Chairman of Snap Inc. Dr. Judy D. Olian President of Quinnipiac University Antony P. Ressler Co-Founder and Executive Chairman of Ares Bennett Rosenthal Co-Founder and Co-Chairman of Private Equity Group Executive Officers Michael Arougheti Co-Founder, Chief Executive Officer and President Ryan Berry Chief Marketing and Strategy Officer Kipp deVeer Head of Credit Group David Kaplan Co-Founder and Co-Chairman of Private Equity Group Michael McFerran Chief Operating Officer and Chief Financial Officer Antony P. Ressler Co-Founder and Executive Chairman Bennett Rosenthal Co-Founder and Co-Chairman of Private Equity Group Naseem Sagati Aghili General Counsel and Secretary Corporate Headquarters 2000 Avenue of the Stars 12th Floor Los Angeles, CA 90067 Tel: (310) 201-4100 Fax: (310) 201-4170 Corporate Counsel Kirkland & Ellis LLP Los Angeles, CA Independent Registered Public Accounting Firm Ernst & Young LLP Los Angeles, CA Research Coverage Bank of Montreal Rufus Hone (416) 359-8304 Bloomberg Paul Gulberg (609) 279-3798 Credit Suisse Craig Siegenthaler (212) 325-3104 Goldman Sachs Alexander Blostein (212) 357-9976 Jefferies Gerald O'Hara (415) 229-1510 JP Morgan Kenneth Worthington (212) 622-6613 Keefe, Bruyette & Woods Robert Lee (212) 887-7732 Morgan Stanley Michael Cyprys (212) 761-7619 Oppenheimer Chris Kotowski (212) 667-6699 RBC Capital Markets Kenneth Lee (212) 905-5995 UBS Investment Bank Adam Beatty (212) 713-2481 Investor Relations Contacts Carl Drake Partner/Head of Ares Management, LLC Public Investor Relations and Communications Tel: (678) 538-1981 cdrake@aresmgmt.com Greg Mason Managing Director Tel: (314) 282-2533 gmason@aresmgmt.com Cameron Rudd Vice President Tel: (678) 538-1986 crudd@aresmgmt.com General IR Contact Tel (U.S.): (800) 340-6597 Tel (International): (212) 808-1101 IRARES@aresmgmt.com Please visit our website at: www.aresmgmt.com Transfer Agent American Stock Transfer & Trust Company, LLC 6201 15th Avenue Brooklyn, NY 11210 Tel: (877) 681-8121 Fax: (718) 236-2641 info@amstock.com www.amstock.com Securities Listing NYSE: ARES NYSE: ARES.PRA

0 42 65 155 112 42 4 94 109 127 127 127 0 42 65 2 87 133 71 126 163 120 163 198 Credit Private Equity Real Estate Strategic Initiative s BUSINESS SECTOR PALETTE GENERAL PALETTE Appendix 5

Financial Details – Segments

$ in thousands	Credit Group	Private Equity Group	Real Estate Group	Secondary Solutions Group[1]	Strategic Initiatives	Operations Management Group	Total[2]
	Three Months Ended June 30, 2021						
Management fees	$260,234	$52,097	$30,810	$12,898	$16,796	$—	$372,835
Other fees	6,727	248	275	—	1	—	7,251
Compensation and benefits	(85,916)	(26,076)	(15,666)	(4,289)	(5,384)	(48,429)	(185,760)
General, administrative and other expenses	(11,977)	(6,393)	(3,349)	(859)	(1,771)	(23,074)	(47,423)
Fee related earnings	**169,068**	**19,876**	**12,070**	**7,750**	**9,642**	**(71,503)**	**146,903**
Performance income—realized	68,107	53,945	5,615	—	—	—	127,667
Performance related compensation—realized	(43,461)	(43,197)	(3,824)	—	—	—	(90,482)
Realized net performance income	**24,646**	**10,748**	**1,791**	**—**	**—**	**—**	**37,185**
Investment income—realized	1,240	10,458	2,705	—	322	—	14,725
Interest and other investment income—realized	5,969	5,411	946	2	2,628	85	15,041
Interest expense	(1,465)	(1,643)	(1,122)	(5)	(2,525)	(147)	(6,907)
Realized net investment income (loss)	**5,744**	**14,226**	**2,529**	**(3)**	**425**	**(62)**	**22,859**
Realized income	**$199,458**	**$44,850**	**$16,390**	**$7,747**	**$10,067**	**$(71,565)**	**$206,947**

$ in thousands	Credit Group	Private Equity Group	Real Estate Group	Secondary Solutions Group[1]	Strategic Initiatives	Operations Management Group	Total[2]
	Three Months Ended June 30, 2020						
Management fees	$200,788	$53,396	$23,488	$—	$—	$—	$277,672
Other fees	4,101	30	7	—	—	—	4,138
Compensation and benefits	(76,765)	(22,126)	(12,735)	—	—	(36,939)	(148,565)
General, administrative and other expenses	(12,524)	(4,448)	(3,263)	—	—	(16,053)	(36,288)
Fee related earnings	**115,600**	**26,852**	**7,497**	**—**	**—**	**(52,992)**	**96,957**
Performance income—realized	—	44,318	307	—	—	—	44,625
Performance related compensation—realized	(112)	(36,741)	(191)	—	—	—	(37,044)
Realized net performance income (loss)	**(112)**	**7,577**	**116**	**—**	**—**	**—**	**7,581**
Investment income—realized	—	8,045	964	—	—	—	9,009
Interest and other investment income (expense)—realized	6,629	487	920	—	—	(253)	7,783
Interest expense	(2,336)	(2,247)	(1,355)	—	—	(144)	(6,082)
Realized net investment income (loss)	**4,293**	**6,285**	**529**	**—**	**—**	**(397)**	**10,710**
Realized income	**$119,781**	**$40,714**	**$8,142**	**$—**	**$—**	**$(53,389)**	**$115,248**

1. Represents results of Landmark following the acquisition close date of June 2, 2021.
2. Includes results of the reportable segments on a combined basis together with the Operations Management Group. See "GAAP to Non-GAAP Reconciliation - Unconsolidated Reporting Basis" on slides 13-14.

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Financial Details – Segments

$ in thousands	Credit Group	Private Equity Group	Real Estate Group	Secondary Solutions Group[1]	Strategic Initiatives	Operations Management Group	Total[2]
	Six months ended June 30, 2021						
Management fees	$493,111	$101,428	$60,442	$12,898	$32,419	$–	$700,298
Other fees	12,696	356	923	–	80	–	14,055
Compensation and benefits	(166,281)	(46,761)	(31,607)	(4,289)	(10,124)	(92,836)	(351,898)
General, administrative and other expenses	(22,786)	(11,261)	(6,644)	(859)	(3,806)	(41,730)	(87,086)
Fee related earnings	**316,740**	**43,762**	**23,114**	**7,750**	**18,569**	**(134,566)**	**275,369**
Performance income–realized	71,923	125,163	7,562	–	–	–	204,648
Performance related compensation–realized	(46,354)	(100,223)	(5,001)	–	–	–	(151,578)
Realized net performance income	**25,569**	**24,940**	**2,561**	**–**	**–**	**–**	**53,070**
Investment income–realized	1,240	3,288	2,483	–	322	–	7,333
Interest and other investment income–realized	9,638	5,855	2,974	2	2,661	440	21,570
Interest expense	(2,980)	(3,306)	(2,247)	(5)	(4,827)	(237)	(13,602)
Realized net investment income (loss)	**7,898**	**5,837**	**3,210**	**(3)**	**(1,844)**	**203**	**15,301**
Realized income	**$350,207**	**$74,539**	**$28,885**	**$7,747**	**$16,725**	**$(134,363)**	**$343,740**

$ in thousands	Credit Group	Private Equity Group	Real Estate Group	Secondary Solutions Group[1]	Strategic Initiatives	Operations Management Group	Total[2]
	Six months ended June 30, 2020						
Management fees	$398,225	$105,553	$47,672	$–	$–	$–	$551,450
Other fees	7,159	140	711	–	–	–	8,010
Compensation and benefits	(147,690)	(41,722)	(25,148)	–	–	(73,365)	(287,925)
General, administrative and other expenses	(27,837)	(10,081)	(6,198)	–	–	(37,358)	(81,474)
Fee related earnings	**229,857**	**53,890**	**17,037**	**–**	**–**	**(110,723)**	**190,061**
Performance income–realized	9,016	160,472	26,907	–	–	–	196,395
Performance related compensation–realized	(8,011)	(129,665)	(17,361)	–	–	–	(155,037)
Realized net performance income	**1,005**	**30,807**	**9,546**	**–**	**–**	**–**	**41,358**
Investment income (loss)–realized	(843)	19,515	2,254	–	–	(5,698)	15,228
Interest and other investment income (expense)–realized	11,204	1,299	1,716	–	–	(85)	14,134
Interest expense	(4,051)	(3,890)	(2,326)	–	–	(1,121)	(11,388)
Realized net investment income (loss)	**6,310**	**16,924**	**1,644**	**–**	**–**	**(6,904)**	**17,974**
Realized income	**$237,172**	**$101,621**	**$28,227**	**$–**	**$–**	**$(117,627)**	**$249,393**

1. Represents results of Landmark following the acquisition close date of June 2, 2021.
2. Includes results of the reportable segments on a combined basis together with the Operations Management Group. See "GAAP to Non-GAAP Reconciliation - Unconsolidated Reporting Basis" on slides 13-14.

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AUM Rollforward

Q2-21 AUM Rollforward

$ in millions	Credit	Private Equity	Real Estate	Secondary Solutions	Strategic Initiatives	Total
Q1-21 Ending Balance	**$151,116**	**$29,019**	**$17,129**	**$—**	**$9,894**	**$207,158**
Acquisitions	—	—	—	19,513	—	19,513
Net new par/equity commitments	11,430	340	1,938	100	480	14,288
Net new debt commitments	5,420	—	525	—	29	5,974
Capital reductions	(1,565)	(2)	—	—	—	(1,567)
Distributions	(820)	(1,395)	(492)	(125)	(250)	(3,082)
Redemptions	(438)	—	(7)	—	—	(445)
Change in fund value	2,444	2,770	632	(12)	213	6,047
Q2-21 Ending Balance	**$167,587**	**$30,732**	**$19,725**	**$19,476**	**$10,366**	**$247,886**
QoQ change	**$16,471**	**$1,713**	**$2,596**	**$19,476**	**$472**	**$40,728**

LTM AUM Rollforward

$ in millions	Credit	Private Equity	Real Estate	Secondary Solutions	Strategic Initiatives	Total
Q2-20 Ending Balance	**$117,413**	**$26,602**	**$14,395**	**$—**	**$—**	**$158,410**
Acquisitions	—	—	—	19,513	9,114	28,627
Net new par/equity commitments	36,035	1,391	2,966	100	1,385	41,877
Net new debt commitments	11,487	—	2,579	—	29	14,095
Capital reductions	(2,397)	(26)	(568)	—	—	(2,991)
Distributions	(2,708)	(4,215)	(1,041)	(125)	(586)	(8,675)
Redemptions	(1,861)	(5)	(7)	—	—	(1,873)
Change in fund value	9,618	6,985	1,401	(12)	424	18,416
Q2-21 Ending Balance	**$167,587**	**$30,732**	**$19,725**	**$19,476**	**$10,366**	**$247,886**
YoY change	**$50,174**	**$4,130**	**$5,330**	**$19,476**	**$10,366**	**$89,476**

Credit
- AUM increased by 42.7% from Q2-20, primarily driven by new commitments to U.S. and European direct lending, including closings for ACE V, to syndicated loans and to alternative credit strategies

Private Equity
- AUM increased by 15.5% from Q2-20, primarily driven by new commitments and asset appreciation in the corporate private equity and infrastructure and power strategies

Real Estate
- AUM increased by 37.0% from Q2-20, driven by new commitments across funds in the debt, U.S. equity and European equity strategies

Secondary Solutions
- AUM increased from Q2-20, driven by the acquisition of Landmark

Strategic Initiatives
- AUM increased from Q2-20, driven by the acquisitions of SSG during Q3-20 and F&G Re in Q4-20 and by the capital raised in the initial public offering for AAC

24

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FPAUM Rollforward

Q2-21 FPAUM Rollforward

$ in millions	Credit	Private Equity	Real Estate	Secondary Solutions	Strategic Initiatives	Total
Q1-21 Ending Balance	**$91,615**	**$18,527**	**$10,820**	**$—**	**$6,626**	**$127,588**
Acquisitions	—	—	—	16,839	—	16,839
Commitments	2,255	340	1,067	100	(68)	3,694
Subscriptions/deployment/increase in leverage	6,542	674	387	2	585	8,190
Capital reductions	(448)	—	—	—	(179)	(627)
Distributions	(990)	(615)	(388)	—	(421)	(2,414)
Redemptions	(353)	—	(7)	—	—	(360)
Change in fund value	967	1	70	(2)	78	1,114
Change in fee basis	—	(195)	(132)	(12)	—	(339)
Q2-21 Ending Balance	**$99,588**	**$18,732**	**$11,817**	**$16,927**	**$6,621**	**$153,685**
QoQ change	**$7,973**	**$205**	**$997**	**$16,927**	**$(5)**	**$26,097**

LTM FPAUM Rollforward

$ in millions	Credit	Private Equity	Real Estate	Secondary Solutions	Strategic Initiatives	Total
Q2-20 Ending Balance	**$78,744**	**$17,473**	**$9,331**	**$—**	**$—**	**$105,548**
Acquisitions	—	—	—	16,839	6,426	23,265
Commitments	6,552	4,657	1,799	100	(298)	12,810
Subscriptions/deployment/increase in leverage	17,150	1,829	1,416	2	1,839	22,236
Capital reductions	(1,973)	—	(36)	—	(204)	(2,213)
Distributions	(3,792)	(1,805)	(741)	—	(1,150)	(7,488)
Redemptions	(1,805)	—	(7)	—	—	(1,812)
Change in fund value	4,712	(30)	300	(2)	57	5,037
Change in fee basis	—	(3,392)	(245)	(12)	(49)	(3,698)
Q2-21 Ending Balance	**$99,588**	**$18,732**	**$11,817**	**$16,927**	**$6,621**	**$153,685**
YoY change	**$20,844**	**$1,259**	**$2,486**	**$16,927**	**$6,621**	**$48,137**

Credit	FPAUM increased by 26.5% from Q2-20, primarily driven by deployment in U.S. and European direct lending funds paid on invested capital and by new commitments to the syndicated loans strategy
Private Equity	FPAUM increased by 7.2% from Q2-20, primarily driven by deployment across funds in the special opportunities strategy and by the commencement of fees for the sixth flagship corporate private equity fund in Q4-20
Real Estate	FPAUM increased by 26.6% from Q2-20, driven by new commitments to the U.S. and European equity strategy and deployment in debt funds
Secondary Solutions	FPAUM increased from Q2-20, driven by the acquisition of Landmark
Strategic Initiatives	FPAUM increased from Q2-20, driven by the acquisition of SSG during Q3-20 and the acquisition of F&G Re in Q4-20

25

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26 AUM and FPAUM by Strategy 1. AUM includes ARCC, IHAM and Senior Direct Lending Program ("SDLP") AUM of $22.8 billion, $5.5 billion and $2.9 billion, respectively. ARCC’s wholly owned portfolio company, IHAM, an SEC-registered investment adviser, manages 19 funds and serves as the sub-manager or sub-adviser for 2 other funds as of June 30, 2021. SDLP is a program co-managed by a subsidiary of Ares through which ARCC co-invests with Varagon Capital Partners. As of June 30, 2021 $ in billions AUM % AUM FPAUM % FPAUM Credit Syndicated Loans $29.3 17% $28.2 28% High Yield 3.2 2 3.1 3 Multi-Asset Credit 3.9 2 3.5 4 Alternative Credit 14.5 9 7.9 8 U.S. Direct Lending(1) 68.6 41 36.1 36 European Direct Lending 48.1 29 20.8 21 Credit $167.6 100% $99.6 100% Private Equity Corporate Private Equity ACOF V $9.3 30% $4.7 25% ACOF IV 4.1 13 1.2 6 Sixth Flagship Corporate Private Equity Fund 4.6 15 4.0 21 Other Corporate Private Equity 2.6 9 1.9 10 Special Opportunities ASOF 4.7 15 2.6 14 Other Special Opportunities 1.6 5 0.7 4 Infrastructure and Power EIF I-V and Other Infrastructure and Power 3.1 10 3.0 16 First Climate Infrastructure Fund 0.7 3 0.7 4 Private Equity $30.7 100% $18.8 100% Real Estate U.S. Equity $5.7 29% $4.4 37% European Equity 5.6 28 4.3 37 Debt 8.4 43 3.1 26 Real Estate $19.7 100% $11.8 100% Secondary Solutions Private Equity Secondaries $12.3 63% $10.8 64% Real Estate Secondaries 5.6 29 4.9 29 Infrastructure Secondaries 1.6 8 1.2 7 Secondary Solutions $19.5 100% $16.9 100% Strategic Initiatives Asian Special Situations $5.0 48% $3.6 54% Asian Secured Lending 2.5 24 1.1 17 Insurance 1.9 18 1.9 29 AAC 1.0 10 — — Strategic Initiatives $10.4 100% $6.6 100% Total $247.9 $153.7 Insurance - FPAUM could be higher. AIS credit funds have fee basis on invested capital, so the reduction in AUM for Aspida in Insurance could be higher than FPAUM reduction

Balance Sheet Investments by Strategy[1]

$ in millions	June 30, 2021	December 31, 2020
Credit		
Syndicated Loans[2]	$101.7	$107.7
Multi-Asset Credit	7.1	6.6
Alternative Credit	23.3	23.0
U.S. Direct Lending	62.6	53.5
European Direct Lending	47.2	35.7
Credit	**$241.9**	**$226.5**
Private Equity		
ACOF IV	$28.6	$27.8
ACOF Asia	18.7	27.0
AEVF	30.9	25.3
Other Corporate Private Equity	111.9	15.0
Special Opportunities	48.6	48.3
Infrastructure and Power	21.8	36.6
Private Equity	**$260.5**	**$180.0**
Real Estate		
U.S. Equity	$85.1	$83.1
European Equity	15.9	14.1
Debt	60.1	63.7
Real Estate	**$161.1**	**$160.9**
Secondary Solutions		
Private Equity Secondaries	$15.5	$–
Real Estate Secondaries	6.7	–
Infrastructure Secondaries	3.5	–
Secondary Solutions	**$25.7**	**$–**
Strategic Initiatives		
Ares SSG[3]	$76.4	$60.9
Insurance[4]	220.0	209.7
Other Strategic Initiatives	45.8	24.8
Strategic Initiatives	**$342.2**	**$295.4**
Operations Management Group	**$2.6**	**$2.6**
Total	**$1,034.0**	**$865.4**

1. As of June 30, 2021, the fair value of our corporate investment portfolio was $708.5 million in accordance with GAAP. The difference between GAAP and unconsolidated investments represents $325.5 million of investments in Consolidated Funds that are eliminated upon consolidation, net of investments that are attributable to non-controlling interests. Investments that are attributable to non-controlling interests primarily represent the $34.6 million of CLO investments that are attributable to the Class B Membership Interests, $18.4 million of investments in Strategic Initiatives, and $19.2 million of investments in Secondary Solutions. Corporate investment portfolio excludes accrued carried interest allocation, a component of gross accrued performance income, of $2,207.8 million.
2. Through investments in Ares CLOs. Represents Ares' maximum exposure of loss from its investments in CLOs.
3. Includes Ares' proportional interest in legacy investments acquired in connection with the acquisition of SSG.
4. Represents Ares' interest in a subsidiary that acquired the outstanding common shares of F&G Re.

27

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Significant Fund Performance Metrics

The following table presents the performance data for the significant funds in the Credit Group that are not drawdown funds:

As of June 30, 2021

($ in millions)	Year of Inception	AUM	Returns(%)[1] Current Quarter Gross	Current Quarter Net	Year-to-Date Gross	Year-to-Date Net	Since Inception[2] Gross	Since Inception Net	Primary Investment Strategy
ARCC[3]	2004	$22,825	N/A	6.4	N/A	11.9	N/A	11.9	U.S. Direct Lending
CADC[4]	2017	1,925	N/A	2.9	N/A	4.8	N/A	6.5	U.S. Direct Lending
ASIF[5]	2018	1,830	0.7	0.5	1.9	1.6	3.2	2.5	Alternative Credit

The following table presents the performance data for our significant drawdown funds:

As of June 30, 2021

($ in millions)	Year of Inception	AUM	Original Capital Commitments	Capital Invested to Date	Realized Value[6]	Unrealized Value[7]	Total Value	MOIC Gross[8]	MOIC Net[9]	IRR(%) Gross[10]	IRR(%) Net[11]	Primary Investment Strategy
Credit												
Funds Harvesting Investments												
ACE III[12]	2015	$5,286	$2,822	$2,583	$810	$2,692	$3,502	1.5x	1.3x	11.8	8.5	European Direct Lending
Funds Deploying Capital												
PCS	2017	4,039	3,365	2,555	893	2,341	3,234	1.3x	1.2x	13.7	9.9	U.S Direct Lending
ACE IV Unlevered[13]	2018	10,933	2,851	2,364	196	2,443	2,639	1.2x	1.1x	9.1	6.5	European Direct Lending
ACE IV Levered[13]			4,819	3,925	452	4,185	4,637	1.2x	1.2x	13.5	9.8	
SDL Unlevered	2018	5,210	922	626	110	573	683	1.1x	1.1x	9.9	7.3	U.S Direct Lending
SDL Levered			2,045	1,388	357	1,270	1,627	1.2x	1.2x	19.2	14.1	
ACE V Unlevered[14]	2020	15,702	7,026	778	1	812	813	1.1x	1.0x	N/A	N/A	European Direct Lending
ACE V Levered[14]			6,376	725	—	787	787	1.1x	1.1x	N/A	N/A	

Note: Past performance is not indicative of future results. AUM and Net Returns are as of June 30, 2021 unless otherwise noted. The above table includes fund performance metrics for significant funds which includes commingled funds that contributed at least 1% of total management fees or comprised 1% or more of Ares' total FPAUM for the past two consecutive quarterly periods. Please see significant fund performance endnotes on slide 31 for additional information. Return information presented may not reflect actual returns earned by investors in the applicable fund. ARCC is a publicly traded vehicle.

* We do not present fund performance metrics for significant funds with less than two years of investment performance, which begins on the date of the fund's first investment, except for those significant funds which pay management fees on invested capital, in which case performance is shown at the earlier of (i) the one year anniversary of the fund's first investment or (ii) the date on which the fund has invested at least 50% of its capital.

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Significant Fund Performance Metrics (cont'd)

The following table presents the performance data for our significant drawdown funds (cont'd):

($ in millions)	Year of Inception	AUM	Original Capital Commitments	Capital Invested to Date	Realized Value[1]	Unrealized Value[2]	Total Value	MOIC Gross[3]	MOIC Net[4]	IRR(%) Gross[5]	IRR(%) Net[6]	Primary Investment Strategy
Private Equity												
Funds Harvesting Investments												
USPF IV	2010	$1,195	$1,688	$2,121	$1,464	$1,184	$2,648	1.2x	1.1x	5.5	1.9	Infrastructure and Power
Funds Deploying Capital												
ACOF V	2017	9,262	7,850	7,273	1,465	8,421	9,886	1.4x	1.2x	14.0	9.0	Corporate Private Equity
AEOF	2018	752	1,120	970	73	610	683	0.7x	0.6x	(16.1)	(23.3)	Corporate Private Equity
ASOF	2019	4,713	3,518	3,606	1,736	3,133	4,869	1.5x	1.4x	67.9	52.2	Special Opportunities
Sixth flagship corporate private equity fund	2020	4,584	4,290	1,516	161	1,671	1,832	1.2x	1.1x	N/A	N/A	Corporate Private Equity
Real Estate												
Funds Deploying Capital												
EF V[7]	2018	2,266	1,968	1,051	328	1,110	1,438	1.4x	1.2x	24.6	16.0	European Real Estate Equity
AREOF III	2019	1,718	1,697	412	26	441	467	1.1x	1.1x	N/A	N/A	U.S. Real Estate Equity

As of June 30, 2021

Note: Past performance is not indicative of future results. AUM and Net Returns are as of June 30, 2021 unless otherwise noted. The above table includes fund performance metrics for significant funds which includes commingled funds that contributed at least 1% of total management fees or comprised 1% or more of Ares' total FPAUM for the past two consecutive quarterly periods. Please see significant fund performance endnotes on slides 32-33 for additional information. Return information presented may not reflect actual returns earned by investors in the applicable fund.

* We do not present fund performance metrics for significant funds with less than two years of investment performance, which begins on the date of the fund's first investment, except for those significant funds which pay management fees on invested capital, in which case performance is shown at the earlier of (i) the one year anniversary of the fund's first investment or (ii) the date on which the fund has invested at least 50% of its capital.

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Significant Fund Performance Metrics (cont'd)

The following table presents the performance data for our significant drawdown funds (cont'd):

As of June 30, 2021												
								MOIC		IRR(%)		
($ in millions)	Year of Inception	AUM	Original Capital Commitments	Capital Invested to Date	Realized Value[1]	Unrealized Value[2]	Total Value	Gross[3]	Net[4]	Gross[5]	Net[6]	Primary Investment Strategy
Secondary Solutions												
Funds Harvesting Investments												
LEP XV[7][8]	2013	$2,379	$3,250	$2,626	$1,999	$1,738	$3,737	1.6x	1.4x	20.5	14.7	Private Equity Secondaries
Funds Deploying Capital												
LEP XVI[7][8]	2016	5,779	4,896	2,196	386	2,750	3,136	1.6x	1.4x	68.6	39.0	Private Equity Secondaries
LREP VIII[7][8]	2016	3,364	3,300	1,571	614	1,272	1,886	1.3x	1.2x	23.6	13.8	Real Estate Secondaries
Strategic Initiatives												
Funds Deploying Capital												
SSG Fund IV	2016	1,349	1,181	1,396	966	595	1,561	1.2x	1.1x	13.7	8.0	Asian Special Situations
SSG Fund V	2018	2,038	1,878	1,270	683	742	1,425	1.2x	1.1x	51.8	28.3	Asian Special Situations

Note: Past performance is not indicative of future results. AUM and Net Returns are as of June 30, 2021 unless otherwise noted. The above table includes fund performance metrics for significant funds which includes commingled funds that contributed at least 1% of total management fees or comprised 1% or more of Ares' total FPAUM for the past two consecutive quarterly periods. Please see significant fund performance endnotes on slides 33-34 for additional information. Return information presented may not reflect actual returns earned by investors in the applicable fund.

* We do not present fund performance metrics for significant funds with less than two years of investment performance, which begins on the date of the fund's first investment, except for those significant funds which pay management fees on invested capital, in which case performance is shown at the earlier of (i) the one year anniversary of the fund's first investment or (ii) the date on which the fund has invested at least 50% of its capital.

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31 Credit 1. Returns are time-weighted rates of return and include the reinvestment of income and other earnings from securities or other investments and reflect the deduction of all trading expenses. 2. Since inception returns are annualized. 3. Net returns are calculated using the fund's NAV and assume dividends are reinvested at the closest quarter-end NAV to the relevant quarterly ex-dividend dates. Additional information related to ARCC can be found in its financial statements filed with the SEC, which are not part of this report. 4. Returns are shown for institutional share class. Net returns are calculated using the fund’s NAV and assume distributions are reinvested at the NAV on the date of distribution. Additional information related to CADC can be found in its financial statements filed with the SEC, which are not part of this report. 5. Gross returns do not reflect the deduction of management fees or other expenses. Net returns are calculated by subtracting the applicable management fees and other expenses from the gross returns on a monthly basis. ASIF is a master/feeder structure and its AUM and returns include activity from its' investment in an affiliated Ares fund. Returns presented in the table are expressed in U.S. Dollars and are for the master fund, excluding the share class hedges. The current quarter, year-to-date, and since inception returns (gross / net) for the pound sterling hedged Cayman feeder, the fund's sole feeder, are as follows: 1.4% / 1.3%, 2.4% / 2.1%, 1.9% / 1.3%. 6. Realized value represents the sum of all cash distributions to all partners and if applicable, exclude tax and incentive distributions made to the general partner. 7. Unrealized value represents the fund's NAV reduced by the accrued incentive allocation, if applicable. There can be no assurance that unrealized values will be realized at the valuations indicated. 8. The gross multiple of invested capital (“MoIC”) is calculated at the fund-level and is based on the interests of the fee-paying limited partners and if applicable, excludes interests attributable to the non-fee paying limited partners and/or the general partner which does not pay management fees or carried interest. The gross MoIC is before giving effect to management fees, carried interest and other expenses, as applicable, but after giving effect to credit facility interest expenses, as applicable. The funds may utilize a credit facility during the investment period and for general cash management purposes. Early in the life of a fund, the gross fund-level MoICs would generally have been lower had such fund called capital from its limited partners instead of utilizing the credit facility. 9. The net MoIC is calculated at the fund-level and is based on the interests of the fee-paying limited partners and if applicable, excludes those interests attributable to the non-fee paying limited partners and/or the general partner which does not pay management fees or carried interest. The net MoIC is after giving effect to management fees and carried interest, other expenses and credit facility interest expenses, as applicable. The funds may utilize a credit facility during the investment period and for general cash management purposes. Early in the life of a fund, the net fund-level MoICs would generally have been lower had such fund called capital from its limited partners instead of utilizing the credit facility. 10. The gross IRR is an annualized since inception gross internal rate of return of cash flows to and from the fund and the fund’s residual value at the end of the measurement period. Gross IRR reflects returns to the fee-paying limited partners and, if applicable, excludes interests attributable to the non-fee paying limited partners and/or the general partner which does not pay management fees or carried interest. The cash flow dates used in the gross IRR calculation are based on the actual dates of the cash flows. The gross IRRs are calculated before giving effect to management fees, carried interest and other expenses, as applicable, but after giving effect to credit facility interest expenses, as applicable. The funds may utilize a credit facility during the investment period and for general cash management purposes. Gross fund-level IRRs would generally have been lower had such fund called capital from its limited partners instead of utilizing the credit facility. 11. The net IRR is an annualized since inception net internal rate of return of cash flows to and from the fund and the fund’s residual value at the end of the measurement period. Net IRRs reflect returns to the fee-paying limited partners and, if applicable, exclude interests attributable to the non-fee paying limited partners and/or the general partner which does not pay management fees or carried interest. The cash flow dates used in the net IRR calculations are based on the actual dates of the cash flows. The net IRRs are calculated after giving effect to management fees and carried interest, other expenses and credit facility interest expenses, as applicable. The funds may utilize a credit facility during the investment period and for general cash management purposes. Net fund-level IRRs would generally have been lower had such fund called capital from its limited partners instead of utilizing the credit facility. 12. ACE III is made up of two feeder funds, one denominated in U.S. dollars and one denominated in Euros. The gross and net IRR and MoIC presented in the table are for the Euro denominated feeder fund. The gross and net IRR for the U.S. dollar denominated feeder fund are 13.1% and 9.6%, respectively. The gross and net MoIC for the U.S. dollar denominated feeder fund are 1.5x and 1.4x, respectively. Original capital commitments are converted to U.S. dollars at the prevailing exchange rate at the time of the fund's closing. All other values for ACE III are for the combined fund and are converted to U.S. dollars at the prevailing quarter-end exchange rate. 13. ACE IV is made up of four parallel funds, two denominated in Euros and two denominated in pound sterling: ACE IV (E) Unlevered, ACE IV (G) Unlevered, ACE IV (E) Levered and ACE IV (G) Levered. The gross and net IRR and MoIC presented in the table are for ACE IV (E) Unlevered and ACE IV (E) Levered. Metrics for ACE IV (E) Levered are inclusive of a U.S. dollar denominated feeder fund, which has not been presented separately The gross and net IRR for ACE IV (G) Unlevered are 11.0% and 7.8%, respectively. The gross and net MoIC for ACE IV (G) Unlevered are 1.2x and 1.1x, respectively. The gross and net IRR for ACE IV (G) Levered are 15.3% and 10.9%, respectively. The gross and net MoIC for ACE IV (G) Levered are 1.3x and 1.2x, respectively. Original capital commitments are converted to U.S. dollars at the prevailing exchange rate at the time of the fund's closing. All other values for ACE IV Unlevered and ACE IV Levered are for the combined levered and unlevered parallel funds and are converted to U.S. dollars at the prevailing quarter-end exchange rate. 14. ACE V is made up of four parallel funds, two denominated in Euros and two denominated in pound sterling: ACE V (E) Unlevered, ACE V (G) Unlevered, ACE V (E) Levered, and ACE V (G) Levered. The gross and net MoIC presented in the chart are for ACE V (E) Unlevered and ACE V (E) Levered. Metrics for ACE V (E) Unlevered are inclusive of a Japanese yen denominated feeder fund, which has not been presented separately. Metrics for ACE V (E) Levered are inclusive of a U.S. dollar denominated feeder fund, which has not been presented separately. The gross and net MoIC for ACE V (G) Unlevered are 1.1x and 1.0x, respectively. The gross and net MoIC for ACE V (G) Levered are 1.1x and 1.0x, respectively. Original capital commitments are converted to U.S. dollars at the prevailing exchange rate at the time of the fund's closing. All other values for ACE V Unlevered and ACE V Levered are for the combined levered and unlevered parallel funds and are converted to U.S. dollars at the prevailing quarter-end exchange rate. Significant Fund Performance Metrics Endnotes

32 Significant Fund Performance Metrics Endnotes (cont’d) Private Equity 1. Realized value represents the sum of all cash dividends, interest income, other fees and cash proceeds from realizations of interests in portfolio investments. Realized value excludes any proceeds related to bridge financings. 2. Unrealized value represents the fair market value of remaining investments. Unrealized value does not take into account any bridge financings. There can be no assurance that unrealized investments will be realized at the valuations indicated. 3. For the corporate private equity and infrastructure and power funds, the gross MoIC is calculated at the investment-level and is based on the interests of all partners. The gross MoIC is before giving effect to management fees, carried interest, as applicable, and other expenses. For the special opportunities funds, the gross MoIC is calculated at the fund-level and is based on the interests of the fee-paying limited partners and if applicable, excludes interests attributable to the non-fee paying limited partners and/or the general partner which does not pay management fees or carried interest. The gross MoIC is before giving effect to management fees, carried interest as applicable, and other expenses, but after giving effect to credit facility interest expenses, as applicable. The funds may utilize a credit facility during the investment period and for general cash management purposes. Early in the life of a fund, the gross fund-level MoICs would generally have been lower had such fund called capital from its limited partners instead of utilizing the credit facility. The gross MoICs for the corporate private equity and special opportunities funds are also calculated before giving effect to any bridge financings. Inclusive of bridge financings, the gross MoIC would be 1.3x for ACOF V, 1.2x for the sixth flagship corporate private equity fund, 0.7x for Ares Energy Opportunities Fund, L.P (“AEOF”) and 1.5x for ASOF. 4. The net MoIC for USPF IV and ASOF is calculated at the fund-level. The funds may utilize a credit facility during the investment period and for general cash management purposes. Early in the life of a fund, the net fund-level MoICs would generally have been lower had such fund called capital from its limited partners instead of utilizing the credit facility. The net MoIC for the corporate private equity funds is calculated at the investment level. For all funds, the net MoIC is based on the interests of the fee-paying limited partners and if applicable, excludes interests attributable to the non-fee paying limited partners and/or the general partner which does not pay management fees or performance fees. The net MoIC is after giving effect to management fees and carried interest, other expenses and credit facility interest expenses, as applicable. 5. For the corporate private equity and infrastructure and power funds, the gross IRR is an annualized since inception gross internal rate of return of cash flows to and from investments and the residual value of the investments at the end of the measurement period. Gross IRRs reflect returns to all partners. The cash flow dates used in the gross IRR calculation are assumed to occur at month-end. The gross IRRs are calculated before giving effect to management fees, carried interest, as applicable, and other expenses. For the special opportunities funds the gross IRR is an annualized since inception gross internal rate of return of cash flows to and from the fund and the fund’s residual value at the end of the measurement period. Gross IRRs reflect returns to the fee-paying limited partners and, if applicable, excludes interests attributable to the non-fee paying limited partners and/or the general partner which does not pay management fees or carried interest. The cash flow dates used in the gross IRR calculation are based on the actual dates of the cash flows. The gross IRRs are calculated before giving effect to management fees, carried interest, as applicable, and other expenses, but after giving effect to credit facility interest expenses, as applicable. The gross IRRs for the corporate private equity and special opportunities funds are also calculated before giving effect to any bridge financings. Inclusive of bridge financings, the gross IRRs would be 13.9% for ACOF V, "N/A" for the sixth flagship corporate private equity fund, (16.1)% for AEOF and 67.1% for ASOF. 6. The net IRR is an annualized since inception net internal rate of return of cash flows to and from the fund and the fund’s residual value at the end of the measurement period. Net IRRs reflect returns to the fee-paying limited partners and if applicable, exclude interests attributable to the non-fee paying limited partners and/or the general partner which does not pay management fees or carried interest. The cash flow dates used in the net IRR calculation are based on the actual dates of the cash flows. The net IRRs are calculated after giving effect to management fees, carried interest as applicable, and other expenses and exclude commitments by the general partner and non-fee paying limited partners who do not pay either management fees or carried interest. The funds may utilize a credit facility during the investment period and for general cash management purposes. Net fund-level IRRs would generally have been lower had such fund called capital from its limited partners instead of utilizing the credit facility.

33 Real Estate 1. Realized value includes distributions of operating income, sales and financing proceeds received. 2. Unrealized value represents the fair market value of remaining investments. Unrealized value does not take into account any bridge financings. There can be no assurance that unrealized investments will be realized at the valuations indicated. 3. The gross MoIC is calculated at the investment level and is based on the interests of all partners. The gross MoIC for all funds is before giving effect to management fees, carried interest and other expenses, as applicable. 4. The net MoIC is calculated at the fund-level and is based on the interests of the fee-paying partners and, if applicable, excludes interests attributable to the non fee-paying partners and/or the general partner which does not pay management fees, carried interest or has such fees rebated outside of the fund. The net MoIC is after giving effect to management fees, carried interest as applicable and other expenses. The funds may utilize a credit facility during the investment period and for general cash management purposes. Early in the life of a fund, the net fund-level MoICs would generally have been lower had such fund called capital from its limited partners instead of utilizing the credit facility. 5. The gross IRR is an annualized since inception gross internal rate of return of cash flows to and from investments and the residual value of the investments at the end of the measurement period. Gross IRRs reflect returns to all partners. Cash flows used in the gross IRR calculation are assumed to occur at quarter-end. The gross IRRs are calculated before giving effect to management fees, carried interest and other expenses, as applicable. 6. The net IRR is an annualized since inception net internal rate of return of cash flows to and from the fund and the fund’s residual value at the end of the measurement period. Net IRRs reflect returns to the fee-paying partners and, if applicable, exclude interests attributable to the non fee-paying partners and/or the general partner which does not pay management fees or carried interest or has such fees rebated outside of the fund. The cash flow dates used in the net IRR calculation are based on the actual dates of the cash flows. The net IRRs are calculated after giving effect to management fees, carried interest as applicable, and other expenses. The funds may utilize a credit facility during the investment period and for general cash management purposes. Net fund-level IRRs would generally have been lower had such fund called capital from its limited partners instead of utilizing the credit facility. 7. EF V is made up of two parallel funds, one denominated in U.S. dollars and one denominated in Euros. The gross and net IRR and MoIC presented in the table are for the Euro denominated parallel fund. The gross and net MoIC and IRR presented in the chart is for the Euro denominated parallel fund. The gross and net MoIC for the U.S. Dollar denominated parallel fund are 1.4x and 1.2x, respectively. The gross and net IRR for the U.S. Dollar denominated parallel fund are 24.9% and 17.4%, respectively. Original capital commitments are converted to U.S. dollars at the prevailing exchange rate at the time of fund's closing. All other values for EF V are for the combined fund and are converted to U.S. dollars at the prevailing quarter-end exchange rate. Secondary Solutions 1. Realized value represents the sum of all cash distributions to all limited partners and if applicable, exclude tax and incentive distributions made to the general partner. 2. Unrealized value represents the limited partners' share of fund's NAV reduced by the accrued incentive allocation, if applicable. There can be no assurance that unrealized values will be realized at the valuations indicated. 3. The gross MoIC is calculated at the fund-level and is based on the interests of all partners. The gross MoIC is before giving effect to management fees, carried interest as applicable and other expenses, but after giving effect to credit facility interest expenses, as applicable. The funds may utilize a short-term credit facility for general cash management purposes, as well as a long- term credit facility as permitted by the respective fund's governing documentation. The gross fund-level MoIC would have generally been lower had such fund called capital from its partners instead of utilizing the credit facility. 4. The net MoIC is calculated at the fund-level and is based on the interests of the fee-paying limited partners and if applicable, excludes those interests attributable to the non-fee paying limited partners and/or the general partner which does not pay management fees or carried interest. The net MoIC is after giving effect to management fees and other expenses, carried interest and credit facility interest expense, as applicable. The funds may utilize a short-term credit facility for general cash management purposes, as well as a long-term credit facility as permitted by the respective fund's governing documentation. The net fund-level MoICs would generally have been lower had such fund called capital from its limited partners instead of utilizing the credit facility. 5. The gross IRR is an annualized since inception gross internal rate of return of cash flows to and from the fund and the fund’s residual value at the end of the measurement period. Gross IRR reflects returns to all partners. The cash flow dates used in the gross IRR calculation are based on the actual dates of the cash flows. The gross IRRs are calculated before giving effect to management fees, carried interest, as applicable, and other expenses, but after giving effect to credit facility interest expenses, as applicable. The funds may utilize a short-term credit facility for general cash management purposes, as well as a long-term credit facility as permitted by the respective fund's governing documents. The gross fund-level IRR would generally have been lower had such fund called capital from its partners instead of utilizing the credit facility. 6. The net IRR is an annualized since inception net internal rate of return of cash flows to and from the fund and the fund’s residual value at the end of the measurement period. Net IRRs reflect returns to the fee-paying limited partners and, if applicable, exclude interests attributable to the non-fee paying limited partners and/or the general partner who does not pay management fees or carried interest. The cash flow dates used in the net IRR calculations are based on the actual dates of the cash flows. The net IRRs are calculated after giving effect to management fees and other expenses, carried interest and credit facility interest expenses, as applicable. The funds may utilize a short-term credit facility for general cash management purposes, as well as a long- term credit facility as permitted by the respective fund's governing documents. Net fund-level IRRs would generally have been lower had such fund called capital from its limited partners instead of utilizing the credit facility. 7. The results of each fund is presented on a combined basis with the affiliated parallel funds or accounts, given that the investments are substantially the same. 8. Returns are calculated from results that are reported on a three month lag and may not include the impact of economic and market activities in the current reporting period. Significant Fund Performance Metrics Endnotes (cont’d)

34 Strategic Initiatives 1. Realized value represents the sum of all cash distributions to all partners and if applicable, exclude tax and incentive distributions made to the general partner. 2. Unrealized value represents the fund's NAV reduced by the accrued incentive allocation, if applicable. There can be no assurance that unrealized values will be realized at the valuations indicated. 3. The gross MoIC is calculated at the fund-level and is based on the interests of the fee-paying limited partners and if applicable, excludes interests attributable to the non-fee paying limited partners and/or the general partner which does not pay management fees or carried interest. The gross MoIC is before giving effect to management fees, carried interest as applicable and other expenses, but after giving effect to credit facility interest expenses, as applicable. The funds may utilize a credit facility during the investment period and for general cash management purposes. Early in the life of a fund, the gross fund-level MoICs would generally have been lower had such fund called capital from its limited partners instead of utilizing the credit facility. 4. The net MoIC is calculated at the fund-level and is based on the interests of the fee-paying limited partners and if applicable, excludes those interests attributable to the non-fee paying limited partners and/or the general partner which does not pay management fees or carried interest. The net MoIC is after giving effect to management fees and other expenses, carried interest and credit facility interest expense, as applicable. The funds may utilize a credit facility during the investment period and for general cash management purposes. Early in the life of a fund, the net fund-level MoICs would generally have been lower had such fund called capital from its limited partners instead of utilizing the credit facility. 5. The gross IRR is an annualized since inception gross internal rate of return of cash flows to and from the fund and the fund’s residual value at the end of the measurement period. Gross IRR reflects returns to the fee-paying limited partners and, if applicable, excludes interests attributable to the non-fee paying limited partners and/or the general partner which does not pay management fees or carried interest. The cash flow dates used in the gross IRR calculation are based on the actual dates of the cash flows. The gross IRRs are calculated before giving effect to management fees, carried interest, as applicable, and other expenses, but after giving effect to credit facility interest expenses, as applicable. The funds may utilize a credit facility during the investment period and for general cash management purposes. The gross fund-level IRR would generally have been lower had such fund called capital from its limited partners instead of utilizing the credit facility. 6. The net IRR is an annualized since inception net internal rate of return of cash flows to and from the fund and the fund’s residual value at the end of the measurement period. Net IRRs reflect returns to the fee-paying limited partners and, if applicable, exclude interests attributable to the non-fee paying limited partners and/or the general partner who does not pay management fees or carried interest. The cash flow dates used in the net IRR calculations are based on the actual dates of the cash flows. The net IRRs are calculated after giving effect to management fees and other expenses, carried interest and credit facility interest expenses, as applicable. The funds may utilize a credit facility during the investment period and for general cash management purposes. Net fund-level IRRs would generally have been lower had such fund called capital from its limited partners instead of utilizing the credit facility. Significant Fund Performance Metrics Endnotes (cont’d)

Supplemental Performance Metrics

The following table presents the performance data for commingled funds that were previously reported as significant funds in prior years:

As of June 30, 2021								MOIC		IRR(%)		
($ in millions)	Year of Inception	AUM	Original Capital Commitments	Capital Invested to Date	Realized Value[1]	Unrealized Value[2]	Total Value	Gross[3]	Net[4]	Gross[5]	Net[6]	Primary Investment Strategy
Credit												
ACE II[7]	2013	$533	$1,216	$973	$1,084	$296	$1,380	1.6x	1.4x	11.8	8.6	European Direct Lending
Private Equity												
USPF III	2007	431	1,350	1,808	2,163	428	2,591	1.4x	1.4x	7.1	4.4	Infrastructure and Power
EIF V	2015	781	801	1,077	1,138	405	1,543	1.4x	1.6x	18.6	13.0	Infrastructure and Power
ACOF III	2008	494	3,510	3,922	10,290	252	10,542	2.7x	2.3x	28.8	20.4	Corporate Private Equity
ACOF IV	2012	4,099	4,700	4,251	7,030	3,388	10,418	2.5x	2.1x	22.1	15.9	Corporate Private Equity
SSF IV	2015	1,509	1,515	3,543	2,909	1,151	4,060	1.3x	1.3x	7.8	6.4	Special Opportunities
Real Estate												
US VII	2007	6	756	775	1,429	4	1,433	1.8x	1.6x	19.2	13.2	U.S. Real Estate Equity
US VIII	2013	383	824	841	1,129	335	1,464	1.7x	1.5x	19.8	15.5	U.S. Real Estate Equity
US IX	2017	1,185	1,040	890	181	1,051	1,232	1.4x	1.2x	17.3	14.0	U.S. Real Estate Equity
EF III[7]	2008	13	1,375	1,324	1,680	2	1,682	1.3x	1.2x	7.0	3.2	European Real Estate Equity
EF IV[8]	2014	615	1,299	1,223	1,269	576	1,845	1.6x	1.3x	15.9	11.4	European Real Estate Equity
EPEP II[9]	2015	402	747	687	603	367	970	1.4x	1.3x	17.5	14.3	European Real Estate Equity

Note: Past performance is not indicative of future results. AUM and Net Returns are as of June 30, 2021 unless otherwise noted. Please see supplemental performance metric endnotes on slides 36-37 for additional information. Return information presented may not reflect actual returns earned by investors in the applicable fund.

35

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36 Supplemental Performance Metrics Endnotes Credit 1. Realized proceeds represent the sum of all cash distributions to all partners and if applicable, exclude tax and incentive distributions made to the general partner. 2. Unrealized value represents the fund's NAV reduced by the accrued incentive allocation, if applicable. There can be no assurance that unrealized values will be realized at the valuations indicated. 3. The gross multiple of invested capital (“MoIC”) is calculated at the fund-level and is based on the interests of the fee-paying limited partners and if applicable, excludes interests attributable to the non-fee paying limited partners and/or the general partner which does not pay management fees or carried interest. The gross MoIC is before giving effect to management fees, carried interest as applicable and other expenses. The funds may utilize a credit facility during the investment period and for general cash management purposes. Early in the life of a fund, the gross fund-level MoICs would generally have been lower had such fund called capital from its limited partners instead of utilizing the credit facility. 4. The net MoIC is calculated at the fund-level and is based on the interests of the fee-paying limited partners and if applicable, excludes those interests attributable to the non-fee paying limited partners and/or the general partner which does not pay management fees or carried interest. The net MoIC is after giving effect to management fees, carried interest, as applicable and other expenses. The funds may utilize a credit facility during the investment period and for general cash management purposes. Early in the life of a fund, the net fund-level MoICs would generally have been lower had such fund called capital from its limited partners instead of utilizing the credit facility. 5. The gross IRR is an annualized since inception gross internal rate of return of cash flows to and from the fund and the fund’s residual value at the end of the measurement period. Gross IRR reflects returns to the fee-paying limited partners and, if applicable, excludes interests attributable to the non-fee paying limited partners and/or the general partner which does not pay management fees or carried interest. The cash flow dates used in the gross IRR calculation are based on the actual dates of the cash flows. The gross IRRs are calculated before giving effect to management fees, carried interest, as applicable, and other expenses. The funds may utilize a credit facility during the investment period and for general cash management purposes. Gross fund-level IRRs would generally have been lower had such fund called capital from its limited partners instead of utilizing the credit facility 6. The net IRR is an annualized since inception net internal rate of return of cash flows to and from the fund and the fund’s residual value at the end of the measurement period. Net IRRs reflect returns to the fee-paying limited partners and, if applicable, exclude interests attributable to the non-fee paying limited partners and/or the general partner who does not pay management fees or carried interest. The cash flow dates used in the net IRR calculations are based on the actual dates of the cash flows. The net IRRs are calculated after giving effect to management fees, carried interest, as applicable, and other expenses. The funds may utilize a credit facility during the investment period and for general cash management purposes. Net fund-level IRRs would generally have been lower had such fund called capital from its limited partners instead of utilizing the credit facility. 7. ACE II is made up of two feeder funds, one denominated in U.S. dollars and one denominated in Euros. The gross and net IRR and MoIC presented in the chart are for the Euro denominated feeder fund. The gross and net IRR for the U.S. dollar denominated feeder fund are 10.7% and 7.8%, respectively. The gross and net MoIC for the U.S. dollar denominated feeder fund are 1.6x and 1.4x, respectively. Original capital commitments are converted to U.S. dollars at the prevailing exchange rate at the time of the fund's closing. All other values for ACE II are for the combined fund and are converted to U.S. dollars at the prevailing quarter-end exchange rate. Private Equity 1. Realized proceeds represent the sum of all cash dividends, interest income, other fees and cash proceeds from realizations of interests in portfolio investments. Realized proceeds excludes any proceeds related to bridge financings. 2. Unrealized value represents the fair market value of remaining investments. Unrealized value does not take into account any bridge financings. There can be no assurance that unrealized investments will be realized at the valuations indicated. 3. For the corporate private equity and infrastructure and power funds, the gross MoIC is calculated at the investment-level and is based on the interests of all partners. The gross MoIC is before giving effect to management fees, carried interest, as applicable, and other expenses. The gross MoICs for the corporate private equity funds are also calculated before giving effect to any bridge financings. Inclusive of bridge financings, the gross MoIC would be 2.7x for ACOF III and 2.3x for ACOF IV. For the special opportunities funds, the gross MoIC is calculated at the fund-level and is based on the interests of the fee-paying limited partners and if applicable, excludes interests attributable to the non-fee paying limited partners and/or the general partner which does not pay management fees or carried interest. The gross MoIC is before giving effect to management fees, carried interest as applicable, and other expenses, but after giving effect to credit facility interest expenses, as applicable. The funds may utilize a credit facility during the investment period and for general cash management purposes. Early in the life of a fund, the gross fund-level MoICs would generally have been lower had such fund called capital from its limited partners instead of utilizing the credit facility. 4. The net MoIC for USPF III, EIF V and SSF IV is calculated at the fund-level. The funds may utilize a credit facility during the investment period and for general cash management purposes. Early in the life of a fund, the net fund-level MoICs would generally have been lower had such fund called capital from its limited partners instead of utilizing the credit facility. The net MoIC for ACOF III and ACOF IV is calculated at the investment level. For all funds, the net MoIC is based on the interests of the fee-paying limited partners and if applicable, excludes interests attributable to the non-fee paying limited partners and/or the general partner who does not pay management fees or performance fees. The net MoIC is after giving effect to management fees, carried interest, as applicable, and other expenses.

37 Supplemental Performance Metrics Endnotes (cont’d) Private Equity (cont’d) 5. For the corporate private equity and infrastructure and power funds, the gross IRR is an annualized since inception gross internal rate of return of cash flows to and from investments and the residual value of the investments at the end of the measurement period. Gross IRRs reflect returns to all partners. The cash flow dates used in the gross IRR calculation are assumed to occur at month-end. The gross IRRs are calculated before giving effect to management fees, carried interest, as applicable, and other expenses. The gross IRRs for the corporate private equity funds are also calculated before giving effect to any bridge financings. Inclusive of bridge financings, the gross IRR would be 28.8% for ACOF III and 22.0% for ACOF IV. For the special opportunities funds the gross IRR is an annualized since inception gross internal rate of return of cash flows to and from the fund and the fund’s residual value at the end of the measurement period. Gross IRRs reflect returns to the fee- paying limited partners and, if applicable, excludes interests attributable to the non-fee paying limited partners and/or the general partner which does not pay management fees or carried interest. The cash flow dates used in the gross IRR calculation are based on the actual dates of the cash flows. The gross IRRs are calculated before giving effect to management fees, carried interest, as applicable, and other expenses, but after giving effect to credit facility interest expenses, as applicable. The funds may utilize a credit facility during the investment period and for general cash management purposes. Gross fund-level IRRs would generally have been lower had such fund called capital from its limited partners instead of utilizing the credit facility. 6. The net IRR is an annualized since inception net internal rate of return of cash flows to and from the fund and the fund’s residual value at the end of the measurement period. Net IRRs reflect returns to the fee-paying limited partners and if applicable, exclude interests attributable to the non-fee paying limited partners and/or the general partner who does not pay management fees or carried interest. The cash flow dates used in the net IRR calculation are based on the actual dates of the cash flows. The net IRRs are calculated after giving effect to management fees, carried interest as applicable, and other expenses and exclude commitments by the general partner and Schedule I investors who do not pay either management fees or carried interest. The funds may utilize a credit facility during the investment period and for general cash management purposes. Net fund-level IRRs would generally have been lower had such fund called capital from its limited partners instead of utilizing the credit facility. Real Estate 1. Realized proceeds include distributions of operating income, sales and financing proceeds received. 2. Unrealized value represents the fair value of remaining investments. There can be no assurance that unrealized investments will be realized at the valuations indicated. 3. The gross MoIC is calculated at the investment level and is based on the interests of all partners. The gross MoIC for all funds is before giving effect to management fees, carried interest as applicable and other expenses. 4. The net MoIC is calculated at the fund-level and is based on the interests of the fee-paying partners and, if applicable, excludes interests attributable to the non fee-paying partners and/or the general partner who does not pay management fees or carried interest or has such fees rebated outside of the fund. The net MoIC is after giving effect to management fees, carried interest as applicable and other expenses. The funds may utilize a credit facility during the investment period and for general cash management purposes. Early in the life of a fund, the net fund-level MoICs would generally have been lower had such fund called capital from its limited partners instead of utilizing the credit facility. 5. The gross IRR is an annualized since inception gross internal rate of return of cash flows to and from investments and the residual value of the investments at the end of the measurement period. Gross IRRs reflect returns to all partners. Cash flows used in the gross IRR calculation are assumed to occur at quarter-end. The gross IRRs are calculated before giving effect to management fees, carried interest as applicable, and other expenses. 6. The net IRR is an annualized since inception net internal rate of return of cash flows to and from the fund and the fund’s residual value at the end of the measurement period. Net IRRs reflect returns to the fee-paying partners and, if applicable, excludes interests attributable to the non fee-paying partners and/or the general partner who does not pay management fees or carried interest or has such fees rebated outside of the fund. The cash flow dates used in the net IRR calculation are based on the actual dates of the cash flows. The net IRRs are calculated after giving effect to management fees, carried interest as applicable, and other expenses. The funds may utilize a credit facility during the investment period and for general cash management purposes. Net fund-level IRRs would generally have been lower had such fund called capital from its limited partners instead of utilizing the credit facility. 7. EF III is made up of two parallel funds, one denominated in U.S. Dollars and one denominated in Euros. The gross and net MoIC presented in the chart is for the Euro denominated parallel fund. The gross and net MoIC for the U.S. Dollar denominated parallel fund are 1.3x and 1.1x, respectively. The gross and net IRR for the U.S. Dollar denominated parallel fund are 6.6% and 2.6%, respectively. Original capital commitments are converted to U.S. Dollars at the prevailing exchange rate at the time of fund's closing. The Realized Proceeds from the Euro denominated parallel fund are converted at the prevailing exchange rate at the time of fund's closing. All other values for our third flagship European real estate fund are for the combined fund and are converted to U.S. Dollars at the prevailing quarter-end exchange rate. 8. EF IV is made up of two parallel funds, one denominated in U.S. Dollars and one denominated in Euros. The gross and net MoIC presented in the chart is for the Euro denominated parallel fund. The gross and net MoIC for the U.S. Dollar denominated parallel fund are 1.6x and 1.3x, respectively. The gross and net IRR for the U.S. Dollar denominated parallel fund are 15.6% and 11.7%, respectively. Original capital commitments are converted to U.S. Dollars at the prevailing exchange rate at the time of fund's closing. All other values for our fourth flagship European real estate fund are for the combined fund and are converted to U.S. Dollars at the prevailing quarter-end exchange rate. 9. EPEP II is made up of dual currency investors and Euro currency investors. The gross and net MoIC and gross and net IRR presented in the chart are for dual currency investors as dual currency investors represent the largest group of investors in the fund. Multiples exclude foreign currency gains and losses since dual currency investors fund capital contributions and receive distributions in local deal currency (GBP or EUR) and therefore, do not realize foreign currency gains or losses. The gross and net IRRs for the euro currency investors, which include foreign currency gains and losses, are 17.6% and 14.4%, respectively. The gross and net MoIC for the euro currency investors are 1.4x and 1.3x, respectively. Original capital commitments are converted to U.S. Dollars at the prevailing exchange rate at the time of fund's closing. All other values for EPEP II are for the combined fund and are converted to U.S. Dollars at the prevailing quarter-end exchange rate.

Weighted Average Shares

	Q2-21		Q2-20	
	Total Shares	Common Shares, As Adjusted(3)	Total Shares	Common Shares, As Adjusted(3)
Weighted average shares of Class A and non-voting common stock	164,793,968	164,793,968	133,639,194	133,639,194
Ares Operating Group Units exchangeable into shares of Class A common stock(1)	113,890,960	—	115,103,668	—
Dilutive effect of unvested restricted common units(2)	10,930,236	6,463,344	8,135,584	4,370,908
Dilutive effect of unexercised options(2)	5,303,530	3,136,120	5,129,579	2,755,907
Total Weighted Average Shares Used For Realized Income(4)	**294,918,694**	**174,393,432**	**262,008,025**	**140,766,009**

1. Represents units exchangeable for shares of Class A common stock on a one-for-one basis.
2. We apply the treasury stock method to determine the dilutive weighted-average common shares represented by our restricted units to be settled in shares of Class A common stock and options to acquire shares of Class A common stock. Under the treasury stock method, compensation expense attributed to future services and not yet recognized is presumed to be used to acquire outstanding shares of Class A common stock, thus reducing the weighted-average number of shares and the dilutive effect of these awards.
3. Represents proportional dilutive impact based upon the weighted average percentage of Ares Operating Group owned by Ares Management Corporation (59.13% and 53.73% as of June 30, 2021 and 2020, respectively).
4. Excludes Class B common stock and Class C common stock as they are not entitled to any economic benefits of Ares in an event of dissolution, liquidation, or winding up of Ares.

38

ARES

39 RI and Other Measures – Financial Data(1) Year ended December 31, $ in thousands 2020 2019 Credit Group $841,138 $713,853 Private Equity Group 221,160 211,614 Real Estate Group 97,680 87,063 Strategic Initiatives 26,587 — Management fees 1,186,565 1,012,530 Other fees 19,948 18,078 Compensation and benefits expenses (609,966) (528,207) General, administrative and other expense (172,097) (178,742) Fee Related Earnings 424,450 323,659 Realized net performance income 131,548 112,136 Realized net investment income 25,958 67,691 Realized Income $581,956 $503,486 Other Data Total Fee Revenue $1,338,061 $1,142,744 Management fees as % of total fees 89% 89% Fee Related Earnings as % of Realized Income 73% 64% 1. Unconsolidated results represent the operating segments plus the Operation Management Group but exclude the effect of Consolidated Funds.

40 GAAP to Non-GAAP Reconciliation – Unconsolidated Reporting Basis Year ended December 31, $ in thousands 2020 2019 Realized Income and Fee Related Earnings: Income before taxes $379,478 $425,180 Adjustments: Amortization of intangibles(1) 21,195 23,460 Depreciation expense 19,467 17,142 Equity compensation expense 122,986 97,691 Acquisition and merger-related expense 11,194 16,266 Deferred placement fees 19,329 24,306 Other (income) expense, net(2) 10,207 (460) Net expense of non-controlling interests in consolidated subsidiaries 3,817 2,951 Income before taxes of non-controlling interests in Consolidated Funds, net of eliminations (28,203) (39,174) Total performance (income) loss—unrealized 7,554 (303,142) Total performance related compensation—unrealized (11,552) 206,799 Total net investment loss—unrealized 26,484 32,467 Realized Income 581,956 503,486 Total performance income—realized (547,216) (402,518) Total performance related compensation—realized 415,668 290,382 Total investment income—realized (25,958) (67,691) Fee Related Earnings $424,450 $323,659 Note: This table is a reconciliation of income before taxes on a consolidated basis to RI and FRE on unconsolidated basis, which reflects the results of the reportable segments on a combined basis together with the OMG. The OMG’s expenses are not allocated to our reportable segments but management considers the cost structure of the OMG when evaluating our financial performance. Management uses this information to assess the performance of our reportable segments and OMG and believes that this information enhances the ability of shareholders to analyze our performance. 1. FY-19 includes a $20.0 million non-cash impairment charge on certain intangible assets. 2. FY-20 includes a $10.2 million non-cash unrealized guarantee expense that will reduce RI to the extent it is realized.

41 GAAP to Non-GAAP Reconciliation – Unconsolidated Reporting Basis (cont’d) Note: These tables reconcile consolidated carried interest allocation and incentive fees reported in accordance with GAAP to unconsolidated realized performance income and consolidated GAAP other income to unconsolidated realized net investment income. These reconciliations show the results of the reportable segments on a combined basis together with the OMG. The OMG’s expenses are not allocated to our reportable segments but management considers the cost structure of the OMG when evaluating our financial performance. Management uses this information to assess the performance of our reportable segments and OMG and believes that this information enhances the ability of shareholders to analyze our performance. 1. Related to performance income for AREA Sponsor Holdings LLC. Changes in value of this investment are reflected within net realized and unrealized gains (losses) on investments in Ares' Consolidated Statements of Operations. 2. FY-20 includes a $10.2 million non-cash unrealized guarantee expense that will reduce RI to the extent it is realized. Year ended December 31, $ in thousands 2020 2019 Performance income and net investment income reconciliation: Carried interest allocation $505,608 $621,872 Incentive fees 37,902 69,197 Carried interest allocation and incentive fees 543,510 691,069 Performance income—realized from Consolidated Funds 141 13,851 Performance income (loss) reclass(1) (3,726) 740 Total performance (income) loss—unrealized 7,554 (303,142) Performance income—realized of non-controlling interests in consolidated subsidiaries (263) — Performance income realized 547,216 402,518 Total consolidated other income 65,918 122,539 Net investment income from Consolidated Funds (85,047) (130,396) Performance (income) loss reclass(1) 3,726 (740) Principal investment income 4,044 44,320 Other (income) expense, net(2) 10,277 (460) Other (income) expense of non-controlling interests in consolidated subsidiaries 556 (39) Investment loss—unrealized 40,405 24,542 Interest and other investment (income) loss—unrealized (13,921) 7,925 Total realized net investment income $25,958 $67,691

42 Glossary ARCC Part II Fees ARCC Part II Fees refers to fees that are paid in arrears as of the end of each calendar year when the cumulative aggregate realized capital gains exceed the cumulative aggregate realized capital losses and aggregate unrealized capital depreciation, less the aggregate amount of ARCC Part II Fees paid in all prior years since inception. Ares Operating Group Entities Ares Operating Group Entities refers to, collectively, Ares Holdings, L.P. and any future entity designated by our board of directors in its sole discretion as an Ares Operating Group entity. Ares Operating Group Unit Ares Operating Group Unit or an “AOG Unit” refers to, collectively, a partnership unit in the Ares Operating Group entities including Ares Holdings and any future entity designated by our board of directors in its sole discretion as an Ares Operating Group entity. Assets Under Management Assets Under Management or “AUM” generally refers to the assets we manage. For our funds other than CLOs, our AUM represents the sum of the net asset value (“NAV”) of such funds, the drawn and undrawn debt (at the fund-level including amounts subject to restrictions) and uncalled committed capital (including commitments to funds that have yet to commence their investment periods). NAV refers to the fair value of the assets of a fund less the fair value of the liabilities of the fund. For our CLOs, our AUM is equal to initial principal amounts adjusted for paydowns. AUM also includes the proceeds raised in the initial public offering of a special purpose acquisition company (“SPAC”) sponsored by us. AUM Not Yet Paying Fees AUM Not Yet Paying Fees (also referred to as “shadow AUM”) refers to AUM that is not currently paying fees and is eligible to earn management fees upon deployment. Available Capital Available Capital (also referred to as “dry powder”) is comprised of uncalled committed capital and undrawn amounts under credit facilities and may include AUM that may be canceled or not otherwise available to invest. Class B Membership Interests Class B Membership Interests refers to the interests that were retained by the former owners of Crestline Denali Capital LLC and represent the financial interests in the subordinated notes of the related CLOs. Consolidated Funds Consolidated Funds refers collectively to certain Ares funds, co-investment entities, CLOs and SPACs that are required under GAAP to be consolidated in our consolidated financial statements. Fee Paying AUM Fee Paying AUM or “FPAUM” refers to the AUM from which we directly earn management fees. FPAUM is equal to the sum of all the individual fee bases of our funds that directly contribute to our management fees. For our funds other than CLOs, our FPAUM represents the amount of limited partner capital commitments for certain closed-end funds within the reinvestment period, the amount of limited partner invested capital for the aforementioned closed-end funds beyond the reinvestment period and the portfolio value, gross asset value or NAV. For our CLOs, our FPAUM is equal to the gross amount of aggregate collateral balance, at par, adjusted for defaulted or discounted collateral.

43 Glossary (cont’d) Fee Related Earnings Fee Related Earnings or “FRE”, a non-GAAP measure, is used to assess core operating performance by determining whether recurring revenue, primarily consisting of management fees, is sufficient to cover operating expenses and to generate profits. FRE differs from income before taxes computed in accordance with GAAP as it excludes performance income, performance related compensation, investment income from our Consolidated Funds and non-consolidated funds and certain other items that we believe are not indicative of our core operating performance. Gross Invested Capital Gross Invested Capital refers to the aggregate amount of capital invested by our funds during a given period, and includes investments made by our draw-down funds and permanent capital vehicles (and affiliated funds) and new capital raised and invested by our open-ended managed accounts, sub-advised accounts and CLOs, but excludes capital that is reinvested (after receiving repayments of capital) by our open-ended managed accounts, sub-advised accounts and CLOs. Incentive Eligible AUM Incentive Eligible AUM or “IEAUM” generally refers to the AUM of our funds and other entities from which performance income may be generated, regardless of whether or not they are currently generating performance income. It generally represents the NAV plus uncalled equity or total assets plus uncalled debt, as applicable, of our funds for which we are entitled to receive performance income, excluding capital committed by us and our professionals (from which we generally do not earn performance income), as well as proceeds raised in the initial public offering of a SPAC sponsored by us. With respect to ARCC's AUM, only ARCC Part II Fees may be generated from IEAUM. Incentive Generating AUM Incentive Generating AUM or “IGAUM” refers to the AUM of our funds and other entities that are currently generating performance income on a realized or unrealized basis. It generally represents the NAV or total assets of our funds, as applicable, for which we are entitled to receive performance income, excluding capital committed by us and our professionals (from which we generally do not earn performance income). ARCC is only included in IGAUM when ARCC Part II Fees are being generated. Management Fees Management Fees refers to fees we earn for advisory services provided to our funds, which are generally based on a defined percentage of fair value of assets, total commitments, invested capital, net asset value, net investment income, total assets or par value of the investment portfolios managed by us. Management fees include Part I Fees, a quarterly fee based on the net investment income of certain funds, among others. Net Inflows of Capital Net Inflows of Capital refers to net new commitments during the period, including equity and debt commitments and gross inflows into our open-ended managed accounts and sub-advised accounts, as well as new debt and equity issuances by our publicly traded vehicles minus redemptions from our open-ended funds, managed accounts and sub-advised accounts. Operations Management Group In addition to our operating segments, we have an Operations Management Group (the “OMG”) that consists of shared resource groups to support our reportable segments by providing infrastructure and administrative support in the areas of accounting/finance, operations, information technology, strategy and relationship management, legal, compliance and human resources. The OMG’s expenses are not allocated to our reportable segments but we consider the cost structure of the OMG when evaluating our financial performance. Our management uses this information to assess the performance of our reportable segments and OMG, and we believe that this information enhances the ability of shareholders to analyze our performance.

44 Glossary (cont’d) Our Funds Our Funds refers to the funds, alternative asset companies, co-investment vehicles and other entities and accounts that are managed or co-managed by the Ares Operating Group, and which are structured to pay fees. It also includes funds managed by Ivy Hill Asset Management, L.P., a wholly owned portfolio company of ARCC and an SEC-registered investment adviser. Part I Fees Part I Fees refers to a quarterly performance income on the net investment income of Ares Capital Corporation (NASDAQ: ARCC) (“ARCC”) and CION Ares Diversified Credit Fund (“CADC”). Such fees are classified as management fees as they are predictable and recurring in nature, not subject to contingent repayment and generally cash-settled each quarter, unless subject to a payment deferral. Performance Income Performance Income refers to income we earn based on the performance of a fund that is generally based on certain specific hurdle rates as defined in the fund’s investment management or partnership agreements and may be either an incentive fee or carried interest. Permanent Capital Permanent Capital refers to capital of our funds that do not have redemption provisions or a requirement to return capital to investors upon exiting the investments made with such capital, except as required by applicable law. Such funds currently consist of ARCC, Ares Commercial Real Estate Corporation (“ACRE”) and Ares Dynamic Credit Allocation Fund, Inc. (“ARDC”). Such funds may be required, or elect, to return all or a portion of capital gains and investment income. In addition, permanent capital includes certain insurance related assets that are owned or related to Aspida Life Re Ltd (“Aspida”). Realized Income Realized Income or “RI”, a non-GAAP measure, is an operating metric used by management to evaluate performance of the business based on operating performance and the contribution of each of the business segments to that performance, while removing the fluctuations of unrealized income and losses, which may or may not be eventually realized at the levels presented and whose realizations depend more on future outcomes than current business operations. RI differs from income before taxes by excluding (a) operating results of our Consolidated Funds, (b) depreciation and amortization expense, (c) the effects of changes arising from corporate actions, (d) unrealized gains and losses related to performance income and investment performance and (e) certain other items that we believe are not indicative of our operating performance. Changes arising from corporate actions include equity-based compensation expenses, the amortization of intangible assets, transaction costs associated with mergers, acquisitions and capital transactions, underwriting costs and expenses incurred in connection with corporate reorganization. Total Fee Revenue Total Fee Revenue refers to the total of segment management fees, other fees and realized net performance income.